As filed with the Securities and Exchange  Commission on February 14, 2006.
                                      An Exhibit List can be found on page II-4.
                                                     Registration No. 333-130297

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               Amendment No. 1 to
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              THE CERTO GROUP CORP.
             (Exact Name of Registrant as Specified in its Charter)

       Delaware                    5812                   11-2820379
       -------                     ----                   ----------
(State of Incorporation)     (Primary Standard           (IRS Employer
                            Industrial Code No.)      Identification No.)

                      201 Circle Drive North, Building 112
                          Piscataway, New Jersey 08854
                                 (732) 356-9555
          (Address and telephone number of principal executive offices)

                               Dominic Certo, CEO
                              The Certo Group Corp.
                      201 Circle Drive North, Building 112
                          Piscataway, New Jersey 08854
                                 (732) 356-9555
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Marc J. Ross, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                    1065 Avenue of the Americas, 21st Floor.
                            New York, New York 10018
                                 (212) 930-9700

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                       (COVER CONTINUES ON FOLLOWING PAGE)

                         CALCULATION OF REGISTRATION FEE
======================================================= ================= ==================== ===================== ==============
                                                                           Proposed Maximum      Proposed Maximum      Amount of
          Title of each class of securities               Amount to be    Offering Price Per    Aggregate Offering   Registration
                   to be registered                      Registered (1)        Security               Price               Fee
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Common stock, $0.001 par value issuable upon            14,062,500(2)          $ 0. 80(3)         $11,250,000.00         $1,203.75
conversion of Convertible Debenture
Common stock, $0.001 par value issuable upon
conversion of Convertible Debenture                      6,187,500(2)          $ 0. 80(3)          $4,950,000.00           $529.65
Common Stock, $0.001 par value issuable upon exercise
of Warrants                                                   250,000          $0. 001(3)                $250.00             $0.03
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Common Stock, $0.001 par value
                                                            2,833,020          $  0.80(4)           $2,266,416.00           $242.51
======================================================= ================= ==================== ===================== ==============
Total                                                      23,333,020                              $18,466,666.00         $1,975.94
======================================================= ================= ==================== ===================== ==============


(1) Includes shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible debentures and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the convertible debentures and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the convertible debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the convertible debentures and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. (2) Includes a good faith estimate of the shares underlying the convertible debenture to account for market fluctuations.
(3) Calculated in accordance with Rule 457(g)(1) under the Securities Act of 1933.
(4)  Estimated solely for purposes of calculating the registration fee.

     The registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED DECEMBER 13, 2005

                              THE CERTO GROUP CORP.
                           Up to 22,596,420 Shares of
                                  Common Stock

     This prospectus relates to the resale by the selling stockholders of up to 22,596,420 shares of our common stock, including up to 14,062,500 shares of common stock underlying a convertible debenture in the principal amount of $2,250,000, up to 6,187,500 shares of common stock underlying a convertible debenture in the principal amount of $990,000 and up to 250,000 shares issuable upon the exercise of common stock purchase warrants. The $990,000 convertible debentures is convertible into our common stock at $0.80 per share and the $2,250,000 convertible debenture is convertible into our common stock at the lower of $0.80 or 75% of the lowest closing bid price for the common stock for the 5 trading days before but not including the conversion date.

     The selling stockholders will sell the shares from time to time at $0.80 per share. Until November 1, 2005 our stock was listed on the Pink Sheets under the symbol "NADS.pk." On November 1, 2005 our stock was delisted and our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. We currently plan on taking the necessary steps to have our stock quoted on the Over-The-Counter Bulletin; accordingly, we are currently in discussions with various broker-dealers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation. If our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices.

     We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

     Investing in our common stock involves substantial risks. See "Risk Factors," beginning on page 5.

     No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is ________, 2005.

     The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by The Certo Group Corp. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                                TABLE OF CONTENTS

                                                                                                              Page
Prospectus Summary                                                                                                1
Risk Factors                                                                                                      2
Forward Looking Statements                                                                                        7
Use of Proceeds                                                                                                   7
Selling Stockholders                                                                                              8
Plan of Distribution                                                                                             10
Market for Common Equity and Related Stockholder Matters                                                         11
Management's Discussion and Analysis of Financial Condition and Results of Operations                            12
Description of Business                                                                                          19
Description of Property                                                                                          23
Legal Proceedings                                                                                                23
Management                                                                                                       23
Executive Compensation                                                                                           24
Certain Relationships and Related Transactions                                                                   24
Security Ownership of Certain Beneficial Owners and Management                                                   24
Description of Securities                                                                                        25
Indemnification for Securities Act Liabilities                                                                   25
Legal Matters                                                                                                    26
Experts                                                                                                          26
Additional Information                                                                                           26
Index to Financial Statements                                                                                    27



                               PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "we," "us," and "our" refer to The Certo Group Corp.

                              The Certo Group Corp.

     We were incorporated under the laws of the State of Delaware on May 30, 1985. On August 4, 2005, since we had no significant business operations and were looking for an appropriate business opportunity, we entered into an Agreement and Plan of Merger with NADS Acquisition Corp., our wholly owned subsidiary, The Certo Group, Inc., a Delaware corporation and Dominic Certo, the sole shareholder of The Certo Group, Inc., which closed on August 9, 2005. Pursuant to the Agreement and Plan of Merger, The Certo Group, Inc merged into NADS Acquisition Corp. On November 10, 2005 we changed our name from National Diversified Services, Inc. to The Certo Group Corp.


     For the nine months ended September 24, 2005, we generated $7,440,203 in revenue and a net loss of $1,015,973. In addition, for the year ended December 25, 2004, we generated $10,036,804 in revenue and a net loss of $56,791.

     Our principal executive offices are located at 201 Circle Drive North, Building 112 Piscataway, New Jersey 08854 and our telephone number is (732) 356-9555. We are a Delaware corporation.

                                  The Offering

Common stock outstanding before offering.............................  19,113,560 shares
Common stock offered by selling stockholders.........................  Up to 22,596,420 shares, including the following:

                                                                       o    up to  6,187,500  shares of common  stock  underlying a
                                                                            convertible   debenture  in  the  principal  amount  of
                                                                            $990,000  (includes a good faith estimate of the shares
                                                                            underlying the callable  secured  convertible  notes to
                                                                            account for market fluctuations  antidilution and price
                                                                            protection adjustments, respectively),

                                                                       o    up to  14,062,500  shares of common stock  underlying a
                                                                            convertible   debenture  in  the  principal  amount  of
                                                                            $2,250,000  (includes  a  good  faith  estimate  of the
                                                                            shares  underlying  the  callable  secured  convertible
                                                                            notes to account for market  fluctuations  antidilution
                                                                            and price protection adjustments, respectively), and

                                                                       o    up to 250,000  shares of common stock issuable upon the
                                                                            exercise  of  common  stock  purchase  warrants  at  an
                                                                            exercise price of $0.30 per share and


                                                                       o    2,096,420   which  have   been   held   by  the  selling
                                                                            stockholders  prior to  our merger with The Certo Group,
                                                                            Inc.

Common stock to be outstanding after the offering....................  Up to 39,613,560 shares.
Use of proceeds......................................................  We will not receive any proceeds from the sale of the common stock hereunder.  However, we will receive the sale price of any common  stock we sell to the  selling  stockholder  upon exercise  of the  warrants.  We expect  to use the  proceeds received  from the  exercise of the  warrants,  if any,  for general working capital purposes.

     The above information regarding common stock to be outstanding after the offering is based on 19,113,560 shares of common stock outstanding as of February 14, 2006 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders.

                                  RISK FACTORS

     Any investment in our shares of common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus before you decide to buy our common stock. Each of the following risks may materially and adversely affect our business, results of operations and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you paid to buy our common stock. We provide the following cautionary discussion of risks, uncertainties and possible inaccurate assumptions relevant to our business and our products. These are factors that we think could cause our actual results to differ materially from expected results.

Risks Related To Our Business:

Our success depends on our ability to retain and renew existing client contracts and if we are unable to due such it would have a significant impact on our operations.

     Our success depends on our ability to retain and renew existing client contracts and to obtain and successfully negotiate new client contracts. There can be no assurance that we will be able to retain and renew existing client contracts or obtain new contracts or that such contracts will be profitable. Our failure to retain and renew existing contracts or obtain new contracts could have a material adverse effect on our business, financial condition and results of operations.

We may not be reimbursed for investment in a client's facility and if such funds are not reimbursed it would be a significant loss to our operations.

     Typically we are required to make capital expenditures to a client's facility at the start of a contract to secure an account, however, we will not enter into such an agreement without a minimum five year contract. Historically, we have funded these expenditures from cashflow and short-term borrowings. To the extent we are unable to be reimbursed for a part of these costs or enter into long-term contracts or is unable to retain existing clients, we could experience short-term cashflow problems or be required to seek additional outside financing. Additional financing may not be available on favorable terms or at all.

We may lose customers if building owners fail to retain tenants and any loss of customers could have an impact on are overall operations.

     Some of our clients consist of tenants in large office complexes and buildings in the northeastern United States. Accordingly, we are dependent on the building owners to attract and retain quality tenants by offering competitive rental rates, favorable locations and adequate maintenance services. To the extent these entities fail to provide a favorable rental atmosphere and retain existing tenants, we may lose customers, revenues, and potentially a food service contract irrespective of the quality of our food service facility. If we were to lose customers due to building vacancies, it could have an adverse material effect on our operations and financial condition.

Fluctuating food prices and shortages may affect the quality and variety of food we are able to offer at a given location and deterioration of the quality and variety of our food offerings could effect our clients satisfaction.

     We are subject to fluctuating food prices and availability of certain food items which varies by location. Although we contract with our clients to allow for certain adjustments due to rising prices over a specified period of time, often times we must take a reduced margin to insure the availability of certain required food groups and avoid customer dissatisfaction. Although most shortages last only a short period of time, shortages in certain items may adversely affect the quality and variety of food offered at a given location.

We will need to raise capital to fund our operations, and our failure to obtain funding when needed may force us to delay, reduce or eliminate acquisitions and business development plans.

     We are currently contemplating the acquisition of various food service business operations and we are currently not capable of generating sufficient revenues from operations and our capital resources are insufficient to meet our needs to make such acquisitions so we will have to raise funds to continue the development, commercialization, marketing and sale of our services.

     We cannot be certain that funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital if required or on acceptable terms, it may have to significantly delay, scale back or discontinue our planned acquisitions or business development plans or obtain funds by entering into agreements on unattractive terms.

We may be unable to hire and train a sufficient number of qualified workers to satisfy customer requirements.

     From time to time, we must hire and train a number of qualified food service managers and temporary workers to provide food service at a new corporate location or scheduled events at other locations. We may encounter difficulty in hiring sufficient numbers of qualified individuals to staff these events, which could have a material adverse effect on our business, financial condition and results of operations.

We may fail to compete effectively in our market and our business may suffer accordingly.

     We encounter significant competition in each area of the contract food service market in which it operates. Certain of our competitors compete with us on both a national and local basis and have significantly greater financial and other resources than we do. Competition may result in price reductions, decreased gross margins and loss of market share. In addition, existing or potential clients may elect to "self operate" their food service, thereby eliminating the opportunity for us to compete for the account. There can be no assurance that we will be able to compete successfully in the future or that competition will not have a material adverse effect on our business, financial condition or results of operations.

Any acquisitions that we undertakes could be difficult to integrate and could disrupt our business, dilute shareholder value and adversely affect our operations.

     A component of our strategy is to pursue acquisitions of other businesses. There can be no assurance, however, that we will be able to identify, negotiate and consummate acquisitions or that acquired businesses can be operated profitably or integrated successfully into our food service operations or other operating segments. In addition, acquisitions by us are subject to various risks generally associated with the acquisition of businesses, including the financial impact of expenses associated with the integration of acquired businesses. There can be no assurance that our historic or future acquisitions will not have an adverse impact on our business, financial condition or results of operations. If suitable opportunities arise, we anticipate that it would finance future acquisitions through available cash, bank lines of credit or through additional debt or equity financing. There can be no assurance that such debt or equity financing would be available to us on acceptable terms when, and if, suitable strategic opportunities arise. If we were to consummate one or more significant acquisitions in which part or all of the consideration consisted of equity, our shareholders could suffer a significant dilution of their interests in us.

Government regulations could adversely affect our business.

     Our business is subject to various governmental regulations incidental to our operations, such as environmental, employment, and safety regulations. In addition, we are subject to state health department regulations and yearly inspections. Food service operations at the various locations are subject to sanitation and safety standards, and state and local licensing of the sale of food products. Cost of compliance with these various regulations is not material. However, there can be no assurance that additional federal and state legislation or changes in the regulatory environment will not limit our activities in the future or increase the cost of regulatory compliance.

Effective control by our current officer and director, which could adversely affect the market price of our common stock.

     Our current officers and directors own 90% of the total voting stock outstanding. Our articles of incorporation do not authorize cumulative voting in the election of directors and as a result, our officer and director currently are, and in the foreseeable future will continue to be, in a position to have a significant impact on the outcome of substantially all matters on which shareholders are entitled to vote, including the election of directors. While there is currently no market for our common stock, if we are able to have our stock quoted on the Over-The-Counter Bulletin, the control by our current officer and director could have an impact on the market price of our common stock. In addition, based on the large number of shares currently owned by management, any sales of significant amounts of shares by our officer and director, or the prospect of such sales, could adversely affect the market price of our common stock. These individuals, if and when they sell their shares, are subject to the volume limitations imposed by Rule 144 with respect to sales by affiliates.

We do not anticipate payment of dividends and shareholders are wholly dependent upon the market for the common stock to realize economic benefit.

     We have paid no cash dividends on our common stock and has no present intention of paying cash dividends in the foreseeable future. It is the present policy of the board of directors to retain all earnings to provide for our growth. Payment of cash dividends in the future will depend, among other things, upon our future earnings, requirements for capital improvements, our operating and financial conditions and other factors deemed relevant by the board of directors. In addition, there is currently no market for shares of our common stock. Shareholders currently have no means to easily transfer their common stock until such time as our stock is quoted on the Over-The-Counter Bulletin.

Risks Relating To Our Current Financing:

There are a large number of shares underlying our convertible debentures and warrants that may be available for future sale and the sale of these shares may depress the future market price of our common stock.

     As of December 13, 2005, we had 19,113,560 shares of common stock issued and outstanding and convertible debentures outstanding that may be converted into an estimated 20,250,000 shares of common stock, and outstanding warrants to purchase 250,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. While there is currently no market for shares of our common stock, the sale of these shares may adversely affect any future market price of our common stock.

The  continuously   adjustable  conversion  price  feature  of  our  convertible debentures could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.

     Assuming our stock is quoted on the Over-The-Counter Bulletin, our obligation to issue shares upon conversion of our convertible debenture in the principal amount of $2,250,000 is essentially limitless since conversion is at the lower of $0.80 or 75% of the lowest closing bid price for the common stock for the 5 trading days before but not including the conversion date. Accordingly, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

     Our obligation to issue shares upon conversion of our convertible debenture in the principal amount of $2,250,000 is essentially limitless since, once our common stock has been quoted on a principal market for 30 days, conversion is at the lower of $0.80 or 75% of the lowest closing bid price for the common stock for the 5 trading days before but not including the conversion date. Accordingly, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the callable secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the current conversion price of $0.80. Number % of % Below Price Per of Shares Outstanding Market Share Issuable Stock

       25%                   $0.60             3,750,000           16.40%
       50%                   $0.40             5,625,000           22.74%
       75%                   $0.20             11,250,000          37.05%

     As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The continuously adjustable conversion price feature of our $2,250,000 principal convertible debenture may encourage investors to make short sales in our common stock, which could have a depressive effect on the price of our common stock.

     The convertible debenture is convertible into shares of our common stock at a 25% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. While there is currently no market for our common stock, if our stock does become quoted for trading purposes, the selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The issuance of shares upon conversion of the convertible debentures and exercise of outstanding warrants may cause immediate and substantial dilution to our existing stockholders.

     The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In the event that our stock price declines, the shares of common stock allocated for conversion of the convertible debentures and registered pursuant to this prospectus may not be adequate and we may be required to file a subsequent registration statement covering additional shares. if the shares we have allocated and are registering herewith are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection therewith.

     Based on the current conversion price of our convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, we have allocated and are registering 20,500,000 shares to cover the conversion of the convertible debentures and stock purchase warrants. In the event that our conversion or exercise price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If we are required for any reason to repay our outstanding convertible debentures, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the convertible debentures, if required, could result in legal action against us, which could require the sale of substantial assets.

     On November 18, 2005, we entered into a financing arrangement involving the sale of a $2,250,000 principal amount of convertible debenture and stock purchase warrant to buy 250,000 shares of our common stock. The convertible debenture is due and payable, with 10% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business or the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us could require the early repayment of the convertible debentures. We anticipate that the full amount of the convertible debentures will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

Risks Related To Our Common Stock:

There is currently no public market for our common stock. Failure to develop or maintain a trading market could negatively affect the value of our shares and make it difficult or impossible for you to sell your shares.

     Prior to this offering, there is no public market for our common stock and a public market for our common stock may not develop upon completion of this offering. While we will attempt to have our common stock quoted on the Over-The-Counter Bulletin Board, since the OTC Bulleting Board is a dealer system we will have to seek market-makers to provide quotations for the common stock and it is possible that no market-maker will want to provide such quotations. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

     Even if our common stock is quoted on the OTC Bulletin Board under the symbol, the OTC Bulletin Board provides a limited trading market. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

Our common stock will be subject to the "Penny Stock" rules of the SEC and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

     The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and
     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                           Forward-Looking Statements

     Information in this prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," "anticipates," "projects," "expects," "may," "will," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, we have received gross proceeds of $2,250,000 from the sale of the convertible debentures. The proceeds received from the sale of the convertible debentures will be and are being used for business development purposes, working capital needs, payment of consulting and legal fees and repayment of debt. We issued the $990,000 convertible debenture to the selling stockholder as compensation in connection with the provision of financing to us, so we have not received, and will not receive, any proceeds from the issuance of such.

                              SELLING STOCKHOLDERS

     The following table presents information regarding the selling stockholders. A description of each selling stockholder's relationship to our Company and how each selling stockholder acquired the shares in this offering is detailed in the information immediately following this table.

------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
                                          Total
                      Total Shares of   Percentage                                                           Percentage
                       Common Stock     of Common     Shares of                                 Beneficial   of Common
                       Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                       Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
        Name              Notes            Full       Prospectus    Before the  Owned Before    Offering     Offering
                      and/or Warrants*   Conversion                 Offering**   Offering**        (2)           (2)

------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Cornell Capital         1,487,500           7.75%   Up to          940,076 (1)      4.9%          --            --
Partners, L.P.                                      6,437,500
                                                    shares of
                                                    common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Montgomery Equity        2,812,500          13.71%  Up to          940,076 (1)      4.9%          --            --
Partners, Ltd.                                      14,062,500
                                                    shares of
                                                    common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
George Rubin              676,600               *     676,600       676,600             *           --           --
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Morry Rubin               680,600               *     680,600       680,600             *           --            --
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Estate of
Stacey Goldberg            20,000               *      20,000        20,000             *           --            --
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Lester Morse               59,000               *      19,000        59,000             *         40,000          *
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Steven Morse               39,000               *      19,000        39,000             *         20,000          *
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Adrienne Grody              8,000               *       2,000         8,000             *          6,000          *
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Knightsbridge           1,274,239               *   1,274,239     1,274,239             *           --            --
Capital, LLC
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Alexly Resources, LLC      70,791               *      70,791        70,791             *           --            --
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Alexa Carolina Press       35,395               *      35,395        35,395             *           --            --
Irrevocable Trust
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Ashley Jordan Press        35,395               *      35,395        35,395             *           --            --
Irrevocable Trust
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
* Less than 1%.

* This column represents an estimated number based on a current conversion price of $0.80, divided into the principal amount.

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.9% limitation.

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933, as amended. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed

4.9% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. (2) Assumes that all securities registered will be sold.

     The  following   information   contains  a   description   of  the  selling
stockholder's. Except as set forth, none of the selling stockholders have held a position or office, or had any other material relationship, with our Company:

     Cornell Capital Partners, L.P. is the holder of a convertible debenture in the principal amount of $990,000 and a warrant to purchase 250,000 shares of common stock. Cornell Capital Partners is a private equity fund. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors and has voting control over the securities beneficially owned by Yorkville Advisors, LLC and Cornell Capital Partners. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with us.

     On August 19, 2005, in connection with our merger with The Certo Group, Inc. we assumed all rights and obligations of The Certo Group, Inc pursuant to that certain Standby Equity Distribution Agreement with Cornell Capital Partners, dated April 28, 2005. We agreed to pay Cornell Capital Partners 10% of the proceeds that we receive under the Standby Equity Distribution Agreement. In addition, we paid Cornell Capital Partners a commitment fee in the amount of $990,000, which was paid by the issuance of a convertible debenture in the principal amount of $990,000. The convertible debenture has a term of fifteen months, accrues interest at 12% and is currently convertible into our common stock at a price per share of $0.80. Cornell Capital Partners may not convert the debenture for a number of shares of common stock in excess of that number of shares of common stock which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of our common stock following such conversion.

     Montgomery Equity Partners, Ltd. is the holder of a convertible debenture in the principal amount of $2,250,000. Montgomery Equity Partners is a private equity fund. All investment decisions of Montgomery Equity Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors and has voting control over the securities beneficially owned by Yorkville Advisors, LLC and Montgomery Equity Partners. Montgomery Equity Partners acquired all shares being registered in this offering in financing transactions with us.

     The convertible debenture has a term of two years, accrues interest at 10% and is convertible into our common stock at a price per share equal to $0.80 until such time as our securities have been quoted on a principal market for 30 days, thereafter it is convertible into our common stock at a price per share equal to the lesser of $0.80 or 75% of the lowest closing bid price of the our common stock for the 5 trading days immediately preceding the conversion date. Montgomery Equity Partners, Ltd may not convert the debenture for a number of shares of common stock in excess of that number of shares of common stock which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of our common stock following such conversion.

     George Rubin is an individual who acquired shares of our common stock prior to the merger of The Certo Group, Inc into NADS Acquisition Corp. and prior to such merger was the chairman of our board of directors.

     Morry Rubin is an individual who acquired shares of our common stock prior to the merger of The Certo Group, Inc into NADS Acquisition Corp. and prior to such merger was our President, Chief Executive Officer and a member of our board of directors.

     Estate of Stacy Goldberg Ms. Goldberg had acquired shares of our common stock prior to the merger of The Certo Group, Inc into NADS Acquisition Corp. and prior to such merger was our secretary and a member of our board of directors.

     Lester Morse is an individual who acquired shares of our common stock prior to the merger of The Certo Group, Inc into NADS Acquisition Corp.

     Steven Morse is an individual who acquired shares of our common stock prior to the merger of The Certo Group, Inc into NADS Acquisition Corp.

     Adrienne Grody is an individual who acquired shares of our common stock prior to the merger of The Certo Group, Inc into NADS Acquisition Corp.

     Alexly Resources, LLC acquired shares of our common stock on December 12, 2005 in an issuance exempt from the registration requirements under Rule 4(2) of the Securities Act of 1933, as amended. Alyce Schreiber has the voting and dispositive rights over the shares held by Alexly Resources, LLC.

     Knightsbridge Capital, LLC acquired shares of our common stock on December 12, 2005 in an issuance exempt from the registration requirements under Rule 4(2) of the Securities Act of 1933, as amended. Alyce Schreiber has the voting and dispositive rights over the shares held by Alexly Resources, LLC.

     Alexa Carolina Press Irrevocable Trust acquired shares of our common stock on December 12, 2005 in an issuance exempt from the registration requirements under Rule 4(2) of the Securities Act of 1933, as amended. Heather Birch has the voting and dispositive rights over the shares held by Alexa Carolina Press Irrevocable Trust.

     Ashley Jourdan Press Irrevocable Trust acquired shares of our common stock on December 12, 2005 in an issuance exempt from the registration requirements under Rule 4(2) of the Securities Act of 1933, as amended. Heather Birch has the voting and dispositive rights over the shares held by Alexa Carolina Press Irrevocable Trust.

                              PLAN OF DISTRIBUTION

     No market currently exists for our shares. The price reflected in this prospectus of $0.80 per share is the initial offering price of shares upon the effectiveness of this prospectus. The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus in private transactions at a price of $0.80 per share or on any stock exchange, market or trading facility on which the shares may then be traded. We are currently in discussions with various broker-dealers in order to arrange for the necessary application to be made with respect to our common stock, to be approved for quotation. If our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB"), the selling stockholders may sell any or all of their shares at prevailing market prices or privately negotiated prices. We will pay the expense incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The selling stockholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as
          principal   to   facilitate   the   transaction;
     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     o    privately negotiated transactions; and
     o    a combination of any such methods of sale.


     In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather than through this prospectus. However, notwithstanding the foregoing, Montgomery Equity Partners has agreed that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the our common stock as long as any of the $2,250,000 convertible debenture remains outstanding.


     The $0.80 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Additionally, the offering price of our shares is higher than the price paid by our founders, and exceeds the per share value of our net tangible assets. Therefore, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities, if the need for additional financing forces us to make such sales. Investors should be aware of the risk of judging the real or potential future market value, if any, of our common stock by comparison to the offering price.

     In offering the shares covered by this prospectus, the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any broker-dealers who execute sales for the selling stockholders will be deemed to be underwriters within the meaning of the Securities Act. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

     Each selling stockholder and any other person participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, selling stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

     Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Prior to Novmber 1, 2005, our common stock was traded on the Pink Sheets, under the symbol "NADS.pk" and on November 1, 2005 our symbol was delisted. The following table sets forth the high and low bid prices of our Common Stock, as reported by the Pink Sheets for each quarter since January 1, 2003. The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

                                                                             2005
                                                   ---------------------------- ------------------------
                                                              High*                      Low*
                                                   ---------------------------  -----------------------
1st Quarter..................................      $         0.0001             $         0.0001
2nd Quarter..................................      $         0.0001             $         0.0001

                                                                             2004
                                                   ---------------------------  -----------------------
                                                              High*                      Low*
1st Quarter..................................      $         0.0001             $         0.0001
2nd Quarter..................................      $         0.0001             $         0.0001
3rd Quarter..................................      $         0.0001             $         0.0001
4th Quarter..................................      $         0.0001             $         0.0001

                                                                             2003
                                                   ---------------------------- ------------------------
                                                              High                        Low
                                                   -----------------------------------------------------
1st Quarter..................................      $         0.0001             $         0.0001
2nd Quarter..................................      $         0.0001             $         0.0001
3rd Quarter..................................      $          0.001             $         0.0001
4th Quarter..................................      $          0.001             $          0.001

     As of December 13, 2005, there were approximately 330 holders of record of the Company's common stock.

Dividends

     The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

     The  following  table  shows   information  with  respect  to  each  equity
compensation plan under which the Company's common stock is authorized for issuance as of the fiscal year ended December 31, 2004.


                      EQUITY COMPENSATION PLAN INFORMATION

------------------------------------ ------------------------ ----------------------- ---------------------------
           Plan category              Number of securities       Weighted average        Number of securities
                                        to be issued upon       exercise price of      remaining available for
                                           exercise of         outstanding options,     future issuance under
                                      outstanding options,     warrants and rights    equity compensation plans
                                       warrants and rights                              (excluding securities
                                                                                       reflected in column (a)
------------------------------------ ------------------------ ----------------------- ---------------------------
                                               (a)                    (b)                        (c)
------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans approved             -0-                     -0-                       -0-
by security holders
------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans not                  -0-                     -0-                       -0-
approved by security holders
------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
Total                                          -0-                     -0-                       -0-
------------------------------------ ------------------------ ----------------------- ---------------------------

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

     The information in this registration statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact made in this registration statement are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain. Our actual results may differ significantly from management's expectations.

     The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

GENERAL OVERVIEW

     The Certo Group Corp. ("Certo") is a food service company, specializing in the exclusive management of in-house cafeterias, vending, catering and office coffee services to large corporate and institutional clients in the United States of America. In addition, Certo also manages retail restaurant locations under the branded name of "L.A. Cafe." There are three types of contracts that we provide clients with when providing food services:

     o Management Fee and Reimbursable Expenses - This type of contract allows corporate clients to customize their employee and visitor cafeteria feeding program to meet their objectives without any loss to the food service provider.

     o Limited or Fixed Subsidy - This type of contract is based on estimated sales versus cost to the food service provider. This generally builds in profit objective for the food service provider within the fixed subsidy charged to the client.

     o P&L Contract - With this type of contract the food service provider assumes all profits or losses based on revenues achieved in a specific facility.

CRITICAL ACCOUNTING POLICIES

     The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various others assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

     o    Allowance For Doubtful Accounts
     o    Goodwill and Other Long-Lived Assets

Allowance For Doubtful Accounts

     We are required to estimate the collectibility of our trade receivables. A considerable amount of judgment is required in assessing the realization of these receivables including the current creditworthiness of each customer and related aging of the past due balances. In order to assess the collectibility of these receivables, we perform ongoing credit evaluations of our customers' financial condition. Through these evaluations we may become aware of a situation where a customer may not be able to meet its financial obligations due to deterioration of its financial viability, credit ratings or bankruptcy. The reserve requirements are based on the best facts available to us and are reevaluated and adjusted as additional information is received. Our reserves are also based on amounts determined by using percentages applied to certain aged receivable categories. These percentages are determined by a variety of factors including, but are not limited to, current economic trends, historical payment and bad debt write-off experience. We are not able to predict changes in the financial condition of our customers and if circumstances related to our customers deteriorate, our estimates of the recoverability of our receivables could be materially affected and we may be required to record additional allowances. Alternatively, if we provided more allowances than are ultimately required, we may reverse a portion of such provisions in future periods based on our actual collection experience. As of September 24, 2005 we determined that a reserve of $82,000 was required. At September 25, 2004, no reserve was required.

Goodwill and Other Long-Lived Assets

     We review the carrying value of our long-lived assets held for use whenever circumstances indicate there may be an impairment. For all long-lived assets excluding goodwill, the carrying value is considered impaired if the sum of undiscounted cash flows is less than the carrying value of the assets. If this occurs, an impairment charge is recorded for the amount by which the carrying value of the long-lived asset exceeds its fair value. The fair value is determined by applying a market-rate multiple to the estimated near-term future revenue stream expected to be produced by the asset. We have adopted SFAS No. 142, "Goodwill and Other Intangible Assets."

     Under this accounting standard, we do not amortize our goodwill but instead are required to complete an annual impairment test. For the purpose of implementing SFAS No. 142, we have designated the fourth fiscal quarter (quarter ending December) as the period of our annual test.

COMPARISON OF THE NINE MONTHS ENDED SEPTEMBER 24, 2005 TO THE NINE MONTHS ENDED SEPTEMBER 25, 2004

Results of Operations

Revenues

     For the nine months ended September 24, 2005, net sales were $7,440,203 as compared to $7,162,629 for the nine months ended September 25, 2004, an increase of $277,574 or 3.8%. This increase is predominantly attributable to a $570,322 (12.3%) increase in cafeteria revenues resulting from the addition of several new locations, specifically four GVA Williams accounts and the addition of the Bell South Towers Building in Jacksonville, FL. This location is one of the premiere locations in the downtown Jacksonville area. This increase was partially offset by a decrease of $330,905 in our management fee revenues from $1,485,969 for the nine months ended September 24, 2005 to $1,155,064 for the nine months ended September 24, 2004. This decrease is principally the result of management's decision to focus on the more profitable cafeteria operations. We anticipate that our catering revenue, $777,983 as compared to $786,839 will increase in the future as we expand this feature to our cafeteria customers and are able to invest in additional catering equipment. We anticipate that our revenues will continue to grow through the addition of corporate cafeteria accounts. As we continue to develop and expand our sales force we believe that our revenues will continue to grow. Although there are no assurances that additional accounts will go on-line, we currently have several new proposals outstanding and anticipate these accounts will be on-line shortly. We currently maintain a 96% retention rate for our cafeteria accounts.


Gross Profit

     Gross profit for the nine months ended September 24, 2005 was $915,157 compared to a gross profit of $1,118,794 for the nine months ended September 25, 2004. As a percentage of sales, gross profit for the nine months ended September 24, 2005 was 12.3% as compared to 15.6% for nine months ended September 25, 2004. The decrease in gross profit is primarily attributable to increases in our salaries, food costs, paper goods and vehicle expenses. Our labor costs increased approximately 1.5%, to $3,063,883 for the nine months ended September 24, 2005 from $2,875,091 in for the nine months ended September 25, 2004. The increase is attributable to the addition of a District Manager and Training Supervisor which will assist us in preparing for future expansion and will continue to increase as we continue to expand our sales force. Our cost of food for the nine months ended September 24, 2005 was 1.4% higher than the nine months ended September 25, 2004. We believe that this increase is substantially lower than general industry increases and that the implementation, in late 2004, of our monthly competitive bidding program enabled us to minimize the impact of rising costs. Paper goods increased approximately $55,600 over the corresponding period of the prior year. This increase represents general pricing increases. We are currently investigating alternative suppliers in an attempt to control future increases. Management reviews operation reports for all of its locations on a monthly basis to enable us to react to unfavorable results in a timely manner.


Operating Expenses

     For the nine months ended September 24, 2005, selling, general and administrative expenses were $1,779,805 an increase of $429,097 or approximately 32% increase over the nine months ended September 25, 2004. The principal reason for the increase is the development of our internal infrastructure to develop and support future expansion, as well as our anticipated change to equity based financing rather than debt. During the nine months ended September 24, 2005, we added a Director of Sales to oversee our salesmen. We also have added to our corporate staff to enable us to become a more structured company. As a result of these changes our selling and administrative payroll for the nine months ended September 24, 2004 increased by approximately $232,000 over the nine months ended September 24, 2004. In addition, the raising of equity financing, our legal and accounting fees have increased by $52,000 over 2004 amounts. We have also acquired additional equipment for our new locations and as a result our depreciation and amortization for the nine months ended September 24, 2005 increased by $87,000 over the nine months ended September 25, 2004. We also improved all of our sales tools used in our proposals, including a professional grade DVD player. Our insurance expense increased by $21,000 for the nine months ended September 24, 2005 due to the addition of business interruption insurance, more vehicles and less deductible. We also implemented tighter review policies whereby expenses are reviewed by management on a monthly basis to enable us to react to adverse results. In connection with these reviews we have identified $82,000 of accounts receivable that may be uncollectible for which we have established a reserve as of September 24, 2005. We believe that as a result of our recent changes we are better prepared to meet our needs for the future.

Liquidity and Capital Resources

     On August 19, 2005, in connection with our merger with The Certo Group, Inc. we executed an Assignment and Assumption Agreement agreeing to assume all rights and obligations of The Certo Group, Inc pursuant to that certain Standby Equity Distribution Agreement with Cornell Capital Partners, L.P., dated April 28, 2005. We agreed to pay Cornell Capital Partners, L.P. 10% of the proceeds that we receive under the Standby Equity Distribution Agreement. In addition, upon execution of the Assignment and Assumption Agreement, we paid Cornell Capital Partners a commitment fee in the amount of $990,000, which was paid by the issuance of a convertible debenture in the principal amount of $990,000. The convertible debenture has a term of fifteen months, accrues interest at 12% and is convertible into our common stock at a price per share of $0.80. Cornell Capital Partners may not convert the debenture for a number of shares of common stock in excess of that number of shares of common stock which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of our common stock following such conversion.

     As of September 24, 2005, the Company had a working capital deficit of $1,606,051. We utilized $1,248,550 in operating activities during the nine months ended September 24, 2005, which was principally due to the net loss of $(1,015,973). We used also used $221,849 in cash for business acquisitions and to acquire equipment used in our business during the period. We met our cash requirements during the year by borrowing debt in the amount of $1,449,316, net of repayments of $317,713. We also borrowed an additional $58,269 from our stockholder.

     As of September 24, 2005, we have approximately $375,000 available to us under our exiting credit line.

     On November 18, 2005, in connection  with the  cancellation of a promissory note in the principal amount of $900,000 to Montgomery Equity Partners, Ltd., the payment of a termination fee for the termination of the Standby Equity Distribution Agreement with Cornell Capital Partners and the payment of an additional $1,200,000 of financing, we issued a convertible debenture, in the principal amount of $2,250,000, to Montgomery Equity Partners, Ltd. The Convertible Debenture has a term of two years, accrues interest at 10% and is convertible into our common stock at a price per share equal to $0.80 until such time as our securities have been quoted on a principal market for 30 days, thereafter it is convertible into our common stock at a price per share equal to the lesser of $0.80 or 75% of the lowest closing bid price of the our common stock for the 5 trading days immediately preceding the conversion date. Montgomery Equity Partners, Ltd may not convert the debenture for a number of shares of common stock in excess of that number of shares of common stock which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of our common stock following such conversion. In addition to the issuance of the Convertible Debenture we issued to Cornell Capital Partners, L.P. a warrant to purchase 250,000 shares of our common stock in connection with the foregoing transaction.

While the Company has raised funds to meet its working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and development. Although the Company is seeking financing to support its working capital needs, the Company has no commitments or assurances that it will be successful in raising the funds required.

     The Company believes that it will be successful in meeting the working capital needs to fund the current level of operating activities, capital expenditures and debt and other obligations through the next 12 months. However, if during that period or thereafter, the Company is not successful in generating sufficient capital resources, on terms acceptable to the Company, this could have a material adverse effect on the Company's business, results of operations liquidity and financial condition.

     Typically we are required to make capital improvements to a client's facility at the start of a contract to secure an account. Historically, we have funded these expenditures from cash-flow and short-term borrowings. To the extent we are unable to be reimbursed for a part of these costs or enter into long-term contracts or is unable to retain existing clients, we could experience short-term cash-flow problems or be required to seek additional outside financing. Additional financing may not be available on favorable terms or at all.

     If in the future, if we are not capable of generating sufficient revenues from operations and our capital resources are insufficient to meet future requirements, we may have to raise funds to continue the development, commercialization, marketing and sale of our technologies.

     While its is anticipated by management that future financing needs will be provided by proceeds received under a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. we cannot be certain that funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital if required or on acceptable terms, it may have to significantly delay, scale back or discontinue our planned acquisitions or business development plans or obtain funds by entering into agreements on unattractive terms.

COMPARISON OF THE THREE MONTHS ENDED SEPTEMBER 24, 2005 TO THE THREE MONTHS ENDED SEPTEMBER 25, 2004

Results of Operations

Revenues

     For the three months ended September 24, 2005 net sales were $2,479,110 as compared to $2,293,395 for the three months ended September 25, 2004, an increase of $185,715 or 8.1%. This increase reflects our efforts to closely monitor our accounts; we eliminated several non-performing accounts in the later portion of 2004, which were replaced by higher quality accounts in 2005. Our cafeteria revenues increased by $330,394 (22.4%) for the three months ended September 24, 2005 as compared to the three months ended September 25, 2004. Although during the same period, our management fees decreased by 32.3% to $331,476 for the three months ended September 24, 2005 from $489,334 for the three months ended September 25, 2004. We believe our concentration on the cafeteria portion of our business will result in better performances in future periods.

Gross Profit

     Gross profit for the three months ended September 24, 2005 was $243,647 compared to $391,131 for the three months ended September 25, 2004. As a percentage of sales, gross profit for the three months ended September 24, 2005 was 9.8% as compared to 17.1% for the three months ended September 25, 2004 for a decrease of 7.3%. The principal reason for this decrease was due to a $192,071 (24.2%) increase in food costs, that were $983,010 for the three months ended September 24, 2005 as compared to $790,939 for the three months ended September 25, 2004. The increase was a result of spiraling food costs prior to the implementation of our monthly competitive bidding program in late 2004, and to a better selection of food products offered in our newer upper scale locations. In addition to our food costs, we experienced minor increases in our cost of paper products and labor. Due to the implementation of our monthly monitoring procedures we believe that we can effectively monitor and control future costs more effectively in the future.

Operating Expenses

     For the three months ended September 24, 2005 our selling, general and administrative expenses were $620,531, an increase of $204,733, or approximately 49% compared to $415,798 for the three months ended September 25, 2004. The predominant reasons for the increase in expenses are salaries, depreciation and amortization, professional fees, rent and interest. Salaries increased by $116,024 due to the addition of several key employees including a Director of Sales, as well as additions to our corporate staff enabling us to be a more structured company by adding additional layers of management and oversight to our operations. Depreciation and amortization increased by $78,132 due to the acquisition of additional property and equipment for our new locations. As a result of our anticipated change to an equity base to meet our financing need our legal and accounting fees increased $40,068 over 2004 amounts. In addition, our rent expense has increased by $23,494 due to our assumption of several leases in September 2004 as well as additional payments on existing obligations. We anticipate that we will be able to control our selling, general and administrative costs in the future as we are currently nearing completion of our internal program of developing a more sophisticated infrastructure to enable us to meet our future growth.

COMPARISON  OF THE YEAR ENDED  DECEMBER 25, 2004 TO THE YEAR ENDED  DECEMBER 27,
2003

Fiscal Year

     The Company's fiscal year is the 52- or 53-week period ending on the last Saturday of December. The Company's current fiscal year is the 52-week period ending December 25, 2004. The Company's last fiscal year was the 53-week period ended December 27, 2003.

Results of Operations

Revenues

     For the year ended December 25, 2004 net sales were $10,036,804 as compared to $9,595,300 for the year ending December 27, 2003; an increase of $441,504 or 4.6%. This increase in revenue was due to three (3) accounts, which were added in the later part of 2004. The accounts that were added were US Postal Facility, Suntasia and HCA. These accounts are located in the Tampa - St. Petersburg area of Florida. Our sales efforts are geared to expand significantly in Florida. We have several new proposals outstanding and anticipate these accounts will be one line shortly. We currently maintain 96% retention for our cafeteria accounts. We believe this is the highest in our industry.

Cost of Sales

     Our cost of sales for December 25, 2004 was 3.7% higher than the year ending December 27, 2003. Our cost of sales predominantly consists of the cost of labor, food, paper products, laundry, sanitation and vehicle expense. Our cost of food for the year ending December 25, 2004 was 3.3% lower than the year ending December 27, 2003; this reduction was predominately due to the implementation, in 2004, of our monthly competitive bidding program. Our labor for the same period was 1% higher in 2004 than 2003. This was attributable to the addition of one (1) District Manager and one (1) Sales Person. Our paper costs for December 25, 2004 was 36% as compared to December 27, 2003 of 3.7%. This was a drop of 0.1%, although we expect paper costs to increase slightly in the future. These costs are the main areas for costs of goods. Our sanitation costs for 2004 were $41,294 as compared to $29,600, which shows an increase of $12,000. The principal reason for this increase was the new sanitation standards that we introduced. This was the main reason that every unit received at least a satisfactory rating on its Health Department inspections. Vehicle costs increased by $20,000 for the year ending December 25, 2004. The principal reason for the increase in vehicle expense can be attributed to the cost of energy.

Operating Expenses

     General and administrative expenses and depreciation in the year ending December 25, 2004 over the year ending December 27, 2003 increased by $129,804 or 7.6%. The increases are attributable to the development of a structured sales department in anticipation of future growth. We were able to hire a competent sales person in Florida, which has helped our growth in that state. We also were able to improve all of our sales tools used in our proposals to a professional grade DVD. Our insurance expense increased by $25,000 in the year ending December 25, 2004 due to the addition of business interruption insurance, more vehicles and less deductible. Or professional and consulting fees were increased by $25,000 in the year ending December 25, 2004 as we became a more structured company and we have been developing our infrastructure. Our interest costs also increased in the year ending December 25, 2004 by $20,000 during our transition to an equity based financial structure. In addition, for the years ended December 25, 2004 and December 27, 2003 we paid $231,781 and $205,501 to a Company owned by the Company's sole stockholder for consulting services. As we more fully develop our internal infrastructure this cost will be reduced significantly.

Off- Balance Sheet Arrangements

     The Company does not maintain off-balance sheet arrangements nor does it participate in non-exchange traded contracts requiring fair value accounting treatment.

Inflation

     The effect of inflation on the Company's revenue and operating results was not significant. The Company's operations are located in North America and there are no seasonal aspects that would have a material effect on the Company's financial condition or results of operations.

Recent Accounting Pronouncements

     SFAS 123R. On March 31, 2004 the Financial Accounting Standards Board ("FASB") issued its exposure draft, "Share-Based Payments", which is a proposed amendment to SFAS 123. The exposure draft would require all share-based payments to employees, including grants of employee stock options and purchases under employee stock purchase plans, to be recognized in the statement of operations based on their fair value. The FASB issued the final standard in December 2004 that is effective for public companies for interim and annual periods beginning after December 15, 2005. The Company has not yet assessed the impact of adopting this new standard.


     SFAS 151. In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs-- an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.


     SFAS 152. In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.


     SFAS 153. On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

     SFAS 154. Statement of Financial Accounting Standards No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3 (SFAS 154) was issued in May 2005 and becomes effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect that SFAS 154 will have any significant effect on future financial statements.

     In December 2004, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 04-2, Accounting for Real Estate Time-Sharing Transactions (SOP 04-2). SOP 04-2 is effective for financial statements issued for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company does not expect that SOP 04-2 will have any effect on future financial statements.

         Management does not believe that there are any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

TRENDS, RISKS AND UNCERTAINTIES

     We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our Common Stock.

     Historically catering tends to be active during non-recessionary periods. We have implemented training programs for managers to effectively acquire more catering in their facilities. In addition, our "display cooking" attracts more catering orders and higher pricing. Our plans to expand our sales force includes adding experienced sales people in each of the three categories in which we operate.

                             DESCRIPTION OF BUSINESS

Organizational History

     We were incorporated under the laws of the State of Delaware on May 30, 1985. On August 4, 2005, we entered into an Agreement and Plan of Merger with NADS Acquisition Corp., our wholly owned subsidiary, The Certo Group, Inc., a Delaware corporation and Dominic Certo, the sole shareholder of The Certo Group, Inc., which closed on August 9, 2005. Pursuant to the Agreement and Plan of Merger, The Certo Group, Inc merged into NADS Acquisition Corp. On November 10, 2005 we changed our name from National Diversified Services, Inc. to The Certo Group Corp.

     The Certo Group, Inc. was incorporated in the state of Delaware on March 3, 2005. Dominic Certo is the sole member of The Certo Group, LLC, a New Jersey limited liability company formed on December 20, 2001 which operates the business of Certo. Certo is a food service company, specializing in the exclusive management of in-house cafeterias, vending, catering and office coffee services to large corporate and institutional clients. To a small degree The Certo Group, Inc. also manages retail restaurant locations. The Certo Group, Inc. operates most of its cafeterias and restaurants with the branded name of L.A. Cafe.

Overview of Business

     Our primary clients are medium-size corporate accounts with annual food sales of between $100,000 and $1,000,000, which allows it to provide a wide variety of food services in a single location. We are also afforded the opportunity to customize our services at each location to provide:

     o    cafeteria services,
     o    special event catering, and
     o    vending and office coffee services.

     At most locations, we are the exclusive provider of all available food and beverages and are responsible for hiring and training personnel. Our on-site managers work closely with our client's corporate officers to ensure continuing food quality and customer satisfaction.

     New accounts are assigned to a member of our management who develops a comprehensive plan to meet each client's specific needs. After extensive interviews and on-site visits, an operating strategy is formulated to best meet the needs of our clients. We consider various factors to maximize our profit potential without sacrificing client satisfaction, including a thorough review of:

     o    labor and product costs,
     o    facility and menu design,
     o    training and recruiting,
     o    specialized needs of the client or its employees, and
     o    equipment needs.

     Each location is continually reviewed to monitor client employee satisfaction, changing food requirements and quality of food and service. Based upon reports supplied by on-site managers, additional services are added as demand changes, including catering facilities and food selection upgrades.

     Client accounts are staffed by several levels of management type employees who are responsible for our client's complete satisfaction. We employ district managers with strong sales and administrative backgrounds who are responsible for overseeing the client accounts in their region, as well as forecasting the budget for each account and assisting the on-site management at each location. The on-site manager is responsible for the day-to-day activities of the account and for ensuring continuing food quality and satisfaction. In most accounts, a chef/manager will perform these duties. The supporting personnel at each location may include:

     o    an executive chef,
     o    sous chef,
     o    grill cook,
     o    deli servers,
     o    cashiers,
     o    dishwashers,
     o    catering personnel, and
     o    general kitchen help.

     We employ managers, chefs and cooks who have obtained experience from larger food service organizations, graduates of a culinary school or graduates with a degree in Hotel and Restaurant management. Other support personnel are hired locally and trained on-site by our on-site manager, chef/managers and/or district managers. In addition, all new managers train at our headquarters prior to their commencement at one of our clients locations.

Business Strategy

     We prepare all of the items on our menus fresh and believe in display or exhibition cooking. We further pride our self on creative Hollywood and celebrity type menus and upbeat cosmetics that turn a drab cafeteria into a trendy restaurant with a California theme and California cooking style. We track customer feedback with comment cards clearly displayed at the register, mystery shopper programs and in some cases surveillance by cameras. We believe in stringent accountability and follows up for budgets on a daily basis.

           Through our continuing evaluations, on-site managers strive to maintain:


     o    strict cost containment policies,
     o    nutritional programs for better health, and
     o    facilities with state-of-the-art equipment.

     After our comprehensive evaluations, each facility is reviewed with the client to select the best possible combination of food and service. This program allows us to make rapid changes at a given location before client dissatisfaction results in a termination of a contract. If a problem develops at a local level, management has the ability to rapidly deploy individuals specializing in the area and seek a solution.

Marketing

     We selectively bid for privately owned facility contracts. Other potential food service contracts come to our attention through:

     o    mail and telephone,
     o conversations with suppliers, such as purveyors and vending machine suppliers,
     o    state listings,
     o    trade shows and conventions,
     o    networking, and
     o    client referrals.

     New clients generally require that we submit a bid and make a proposal outlining a capital investment and other financial terms. We are often required to make capital improvements to the client's facility at the start of the contract to secure an account. We also expends a great deal of time and effort preparing proposals and negotiating contracts. In certain cases, a private-facility owner may choose to negotiate with us exclusively, in which case it does not have to participate in any bidding process.

     To attract office building clients, we constantly upgrade our food and customer service. We strive to provide menu items which are healthy and higher quality than typical fast food or cafeteria style products. Our philosophy is that to the extent our client's employees are able to satisfy their food needs at their employer's location, the less time those employees are away from their office setting. We believe this results in an increase in corporate and individual productivity. Further, if we can satisfy the employees with diverse and high-quality food items, employers are often willing to subsidize a portion of the costs.

Acquisition Strategy

     We believe that there are significant opportunities to further expand our business through the acquisition of companies in those industries which are compatible to the contract food service industry with higher margins on revenues. Our officer and director are responsible for identifying, pursuing and negotiating potential acquisition candidates and integrating acquired operations. We believe we can integrate acquired companies into our management structure and diversify operations successfully without a significant increase in general and administrative expenses. In addition, future acquisitions are expected to enable us to lower overhead costs through centralized geographical office operations.

Major Clients and Contracts

     We have a number of large, multi-year contracts. Some of our larger contracts include:

     o    Chanal,
     o    AT&T,
     o    Comcast,
     o    N.Y. College of Podiatric Medicine,
     o    St. Petersburg College,
     o    Tyco,
     o    Lea & Perrins,
     o    Motorola, and
     o    Ferrero Foods.

     None of our contracts accounted for more than 10% of our total revenue for the fiscal year ended December 31, 2004.

Seasonality

     Our food services are somewhat seasonal in nature. Many of our corporate clients are less busy in the summer months due to the vacation schedules of their employees and shift reductions. Special events catering tends to peak at various times of the year depending on corporate meetings, holiday parties and the frequency of special events. We adjust our labor staffing and inventories as necessary during these periods.

Industry and Market Overview

     Technomic, a food consultant and research company, estimates that the United States food service industry is a multi-billion dollar industry, encompassing corporate services, educational markets, hospital/health care, correctional facilities, military facilities and transportation facilities. The food service market is characterized by a large concentration of corporate and industry populations in a multitude of geographic locations. We believe the geographic locations in which we operate contain:

     o    the largest financial segment of the industry,
     o    high population density,
     o    numerous corporate office parks and industrial facilities, and
     o    high concentration of medium-size corporations.

     Although we have a relatively small share of the food service provider market, it competes favorably with other regional food service providers and those national companies that have operations in the northeastern United States. We believe we are able to remain competitive because of the quality, selection and value of the food and services and the concepts that it provides.

Intellectual Property

     We have registered our corporate logo as a service mark on April 5, 2005 with the United States Patent and Trademark Office and trademarks for the trade names LA Cafe and L.A. Food Services have been granted.

Competition

     The food and facilities management services business in North America comprises a large number of local, regional and national service providers. Our strongest competition comes from larger, well-capitalized participants due to their ability to provide (i) cost-effective services as a result of economies of scale, (ii) a broader range of services than local and regional participants and
(iii) national coverage to large clients.

     We encounter significant competition locally and nationally in the contract food service market. Food service companies compete for clients on the basis of:

     o    quality and service standards,
     o    local economic conditions,
     o    innovative approaches to food service facility design, and
     o maximization of sales and price (including the making of loans, advances and investments in client facilities and equipment).

     Competition may result in price reductions, decreased gross margins and loss of market share. Certain of our competitors compete with us on a national basis and have greater financial and other resources than we have. In addition, existing or potential clients may elect to "self operate" their food service, eliminating the opportunity for us to compete for their business.

Government Regulation

     Our business is subject to various government regulations including environmental, employment, privacy and safety regulations. In addition, our food service facilities are subject to state health department regulations, yearly health inspections, sanitation and safety standards, and state and local licensing of the sale of food products. The cost of compliance with these various regulations is not material; however, there are no assurances that additional federal and state legislation or changes in the regulatory environment will not limit our activities in the future or increase the cost of compliance.

Employees

     As of December 13, 2005 we had approximately 200 employees. We have not experienced any work stoppages and we consider relations with our employees to be good.

Description of Property

     Our principal executive offices are located at 201 Circle Drive North, Building 112, Piscataway, New Jersey 08854. These offices consist of approximately 3,000 square feet which are rented on a monthly basis for $5,649.14.

     In addition we have a regional office located at 3000 Gulf to Bay Boulevard, Suite 309, Clearwater. Florida 33759. This office consists of approximately 300 square feet, which are rented on a monthly basis for $435.00.

     We believe that our properties are adequate for our current and immediately foreseeable operating needs. We does not have any policies regarding investments in real estate, securities or other forms of property.

Legal Proceedings

     From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as disclosed below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

     In January 2005 we instituted an action against Home Depot for a breach of a contract in connection with their attempt to terminate a contract for services early. This suit has since been settled.

                                   MANAGEMENT

Executive Officers and Directors

     Below are the names and certain information regarding our executive officers and directors.

-------------------- ------- --------------------------------------------------
Name                 Age     Position
-------------------- ------- --------------------------------------------------
Dominic Certo        55      President, Chief Executive Officer and Director
-------------------- ------- --------------------------------------------------
George Kaden         60      Chief Financial Officer
-------------------- ------- --------------------------------------------------

     Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at our annual meeting, to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

     Dominic Certo, President, Chief Executive Officer and Director. Mr. Certo was appointed Chief Executive Officer of The Certo Group, Inc. on March 3, 2005. Prior to joining The Certo Group, Inc., from June 2001 to the present, Mr. Certo has been the Chairman of the Board of Directors and the Chief Executive Officer of The Certo Group, LLC. From October 1990 to June 2001, Mr. Certo served as the President and Chief Operating Officer of L.A. Food Services Inc. From June 1993 to June 1994, Mr. Certo served as the Chief Executive Officer of Universal Management. Mr. Certo received his Associates degree from North West Missouri State University in 1973.

     George Kaden, CPA, Chief Financial Officer. Mr. Kaden was appointed Chief Financial Officer of The Certo Group Corp. on December 12, 2005. Prior to joining The Certo Group, Inc., from October 1, 1996 until present, Mr. Kaden has been a practicing Certified Public Accountant for his own account. From 1982 until September of 1996 Mr. Kaden was the Director of Quality Control for the accounting firm of Jacobs, Evall & Blumenfeld LLP. From 1972 until 1982 Mr. Kaden was an Audit Manager for Arthur Young & Co., CPA's. He is a member of the American Institute of Certified Public Accountants as well as the New York State Society of Certified Public Accountants where he served on numerous committees. Mr. Kaden received his B.S. degree from Bernard Baruch College in 1972.

Executive Compensation

     The following table sets forth all compensation paid in respect of the Company's Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year (collectively, the "Named Executive Officers") for our last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                              Annual Compensation
                                               -------------------------------------------------

                                                                                Other
                Name and                                                         Annual
           Principal Position           Year     Salary ($)    Bonus ($)      Compensation ($)
  ------------------------------------- ------ -------------- ------------ ---------------------
  Dominic Certo                        2005     208,000          -0-               -0-
       President, Chief Executive
       Officer and Director
  Morry F. Rubin                       2005       -0-            -0-               -0-
       Former Chief
  Executive                            2004       -0-            -0-               -0-
       Officer, President              2003       -0-            -0-               -0-
       Principal Financial
       Officer and Treasurer

There are no current employment agreements between any individuals and the company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On March 3, 2001, we issued a promissory note to Dominic Certo, the Company's President, Chief Executive Officer, Chief Financial Officer and a member of our board of directors, in the aggregate principal amount of $446,388. The promissory note bears interest at an annual rate of prime plus 7.5% and is due on demand. The promissory note was issued to Mr. Certo in connection with funds advanced by Mr. Certo to The Certo Group, Inc.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of August 12, 2005 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company's executive officers and directors; and (iii) the Company's directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

                                                            Common Stock            Percentage of
Name of Beneficial Owner (1)                             Beneficially Owned        Common Stock (2)
----------------------------------------------------- -------------------------- ---------------------
Dominic Certo                                                        15,927,966                83.33%
----------------------------------------------------- -------------------------- ---------------------
George Kaden                                                                  0                  0.0%
----------------------------------------------------- -------------------------- ---------------------
All officers and directors as a group (2 persons)                    15,927,966                83.33%

(1) Except as otherwise indicated, the address of each beneficial owner is c/o The Certo Group Corp. 201 Circle Drive North, Building 112, Piscataway, New Jersey 08854.

(2) Applicable percentage ownership is based on 19,113,560 shares of common stock outstanding as of December 13, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of December 13, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of December 13, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

     o No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

                            DESCRIPTION OF SECURITIES

     The Company's authorized capital stock consists of 500,000,000 shares of common stock at a par value of $0.001 per share. As of February 14, 2006, there were 19,113,560 shares of the Company's common stock issued and outstanding that are held by approximately 330 stockholders of record.

     Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

     Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has sole discretion to indemnify our officers and other employees. We may limit the extent of such indemnification by individual contracts with our directors and executive officers, but have not done so. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                                  LEGAL MATTERS

     The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

     Our financial statements as of December 25, 2004 and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the two years in the period ended December 25, 2004 and our balance sheet at December 27, 2003, appearing in this prospectus and registration statement have been audited by Russell Bedford Stefanou Mirchandani LLP, independent registered public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of The Certo Group Corp., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected by public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                              THE CERTO GROUP CORP.

                          INDEX TO FINANCIAL STATEMENTS



     Consolidated Balance Sheets at September 24, 2005 (Unaudited)                                        F-1

     Consolidated Statements of Operations for the Three Months and Nine Months                           F-2
        Ended September 24, 2005 and September 25, 2004 (Unaudited)

     Consolidated Statements of Cash Flows for the Nine Months                                            F-3
        Ended September 24, 2005 and September 25, 2004 (Unaudited)

     Notes to Consolidated Financial Statements (Unaudited)                                               F-4

     Report of Registered Independent Certified Public Accounting Firm                                    F-13

     Balance Sheet at December 25, 2004 and December 27, 2003                                             F-14

     Statements of Losses for the Years ended December 25, 2004 and December 27, 2003                     F-15

     Statement of Member's Capital (Deficiency) for the Years
        Ended December 25, 2004 and December 27, 2003                                                     F-16

     Statement of Cash Flows for the Years
        Ended December 25, 2004 and December 27, 2003                                                     F-17

     Notes to Financial Statements                                                                        F-18

                                       27

                     THE CERTO GROUP CORP. AND SUBSIDIARIES
         (FORMERLY NATIONAL DIVERSIFIED SERVICES, INC. AND SUBSIDIARIES)
                           Consolidated Balance Sheet
                               September 24, 2005
                                   (Unaudited)


                                     Assets

    Current Assets:
     Cash and cash equivalents                                                                  $       85,571
     Accounts receivable, net of allowance for doubtful accounts of $82,000                            336,563
     Inventories                                                                                       346,513
     Prepaid expenses and other current assets                                                         257,247
                                                                                                ---------------
       Total Current Assets                                                                          1,025,894
                                                                                                ---------------

    Property and Equipment, net of
     accumulated depreciation and amortization                                                       1,129,844
                                                                                                ---------------

    Other Assets:
     Intangible assets                                                                                 154,228
     Other assets                                                                                      185,051
     Deferred financing fee                                                                            990,000
     Accumulated amortization - deferred financing fee                                                 (51,850)
                                                                                                ---------------
     Total Other Assets                                                                              1,277,429
                                                                                                ---------------

     Total Assets                                                                               $    3,433,167
                                                                                                ===============

                              Liabilities and Stockholders' Deficiency

     Current Liabilities:
     Current portion of notes payable                                                           $    1,049,594
     Accounts payable and accrued expenses                                                           1,077,694
     Notes payable - stockholder                                                                       504,657
                                                                                                ---------------
     Total Current Liabilities                                                                       2,631,945
                                                                                                ---------------

     Long-Term Liabilities:
      Notes payable - less current portion                                                           1,737,342
                                                                                                ---------------
     Total Long-Term Liabilities                                                                     1,737,342
                                                                                                ---------------

     Total Liabilities                                                                               4,369,287
                                                                                                ---------------

     Commitments and Contingencies

     Stockholders' Deficiency:
     Common Stock, $.001 par value; Authorized - 100,000,000 shares;
      issued and outstanding - 17,697,740 shares                                                        17,698
     Additional paid-in capital                                                                        622,408
     Accumulated deficit                                                                            (1,576,226)
                                                                                                ---------------
     Total Stockholders' Deficiency                                                                   (936,120)
                                                                                                ---------------

     Total Liabilities and Stockholders' Deficiency                                             $    3,433,167
                                                                                                ===============

The accompanying notes are an integral part of the consolidated financial statements. All share and per share amounts have been adjusted to reflect the one for five reverse stock split in November 2005.

                     THE CERTO GROUP CORP. AND SUBSIDIARIES
         (FORMERLY NATIONAL DIVERSIFIED SERVICES, INC. AND SUBSIDIARIES)
                      Consolidated Statements of Operations
                                   (Unaudited)



                                                               Three Months Ended                     Nine Months Ended
                                                       -----------------------------------    -----------------------------------
                                                           September 24,     September 25,          September 24,    September 25,
                                                             2005              2004                 2005              2004
                                                       -----------------------------------    -----------------------------------

          Net Sales                                    $       2,479,110     $  2,293,395     $       7,440,203   $    7,162,629

          Cost of sales                                        2,235,463        1,902,264             6,525,046        6,043,835
                                                       -----------------------------------    -----------------------------------

          Gross Profit                                           243,647          391,131               915,157        1,118,794
                                                       -----------------------------------    -----------------------------------

          Operating Expenses:
          Selling, general and administrative expenses           672,381          415,798              1,831,657        1,350,710
                                                       -----------------------------------    -----------------------------------

          Loss from Operations                                  (428,734)         (24,667)             (916,500)        (231,916)
                                                       -----------------------------------    -----------------------------------

          Other Income (Expense):
          Other income                                            22,039            3,878                19,329           93,796
          Interest expense                                       (96,669)          (9,740)             (185,307)         (18,455)
                                                       -----------------------------------    -----------------------------------
          Total other income (expense)                           (74,660)          (5,862)             (165,978)          75,341
                                                       -----------------------------------    -----------------------------------

          Net loss                                     $        (503,394)    $   (30,529)     $      (1,082,478)  $     (156,575)
                                                       ===================================    ===================================


          Basic loss per common share                  $           (0.03)    $         -      $           (0.06)  $        (0.01)
                                                       ===================================    ===================================

          Weighted average number of
          common shares outstanding                           17,697,740       15,927,966            17,697,740       15,927,966
                                                       ===================================    ===================================


The accompanying notes are an integral part of the consolidated financial statements. All share and per share amounts have been adjusted to reflect the one for five reverse stock split in November 2005.

                     THE CERTO GROUP CORP. AND SUBSIDIARIES
         (FORMERLY NATIONAL DIVERSIFIED SERVICES, INC AND SUBSIDIARIES)
                      Consolidated Statements of Cash Flows

                                   (Unaudited)


                                                                                              Nine Months Ended
                                                                                    --------------------------------------
                                                                                     September 24,        September 25,
                                                                                          2005                 2004
                                                                                    ------------------   -----------------

        Cash Flows from Operating Activities:
        Net loss                                                                    $      (1,082,478)   $       (156,575)
          Adjustments to reconcile net loss to net cash
           used in operating activities:
            Depreciation and amortization                                                     233,103              93,660
            Provision for doubtful accounts                                                    82,000                   -
          Changes in Operating Assets and Liabilities:
            Accounts receivable                                                                49,445              44,111
            Inventories                                                                       (70,771)            (11,198)
            Prepaid expenses and other current assets                                        (322,987)            (37,339)
            Security deposits                                                                (161,567)             (1,000)
            Accounts payable and accrued expenses                                              10,050             (81,708)
                                                                                    ------------------   -----------------
              Net Cash Used in Operating Activities                                        (1,263,205)           (150,049)
                                                                                    ------------------   -----------------

         Cash Flows from Investing Activities:
            Payments for purchase of equipment                                                (67,621)            (36,293)
            Net payments under asset purchase agreement                                      (154,228)                  -
                                                                                    ------------------   -----------------
              Net Cash Used in Investing Activities                                          (221,849)            (36,293)
                                                                                    ------------------   -----------------

         Cash Flows from Financing Activities:
            Payments on notes payable                                                        (317,713)           (127,092)
            Proceeds from notes payable                                                     1,767,029                   -
            Increase in motes payable for amortization of imputed interest                     14,655
            Proceeds from notes from stockholder                                               58,269             301,077
            Proceeds from issuance of common stock                                              1,000                   -
                                                                                    ------------------   -----------------
              Net Cash Provided by Financing Activities                                     1,523,240             173,985
                                                                                    ------------------   -----------------

         Net Increase (Decrease) in Cash and Cash Equivalents                                  38,186             (12,357)

         Cash and Cash Equivalents at Beginning of the Period                                  47,385              36,996
                                                                                    ------------------   -----------------

         Cash and Cash Equivalents at End of the Period                             $          85,571             $24,639
                                                                                    ==================   =================

         Supplemental Disclosures for Cash Flow Information:
         Cash paid during the period for interest                                   $         170,652    $         18,455
                                                                                    ==================   =================
         Cash paid during the period for taxes                                      $               0    $              0
                                                                                    ==================   =================

         Non Cash Investing and Financing Activities:
         Acquired equipment for notes payable                                       $         242,178    $              0
                                                                                    ==================   =================
         Deffered financing costs for notes payable of which $745,744 was recorded as notes payable; $244,256 of imputed interest
         recorded as additional paid-in capital                                     $         990,000    $              0
                                                                                    ==================   =================

The accompanying notes are an integral part of the consolidated financial statements. All share and per share amounts have been adjusted to reflect the one for five reverse stock split in November 2005.

NOTE 1 - BASIS OF PRESENTATION AND PRINCIPAL BUSINESS ACTIVITY


     The accompanying interim consolidated financial statements of the Company are unaudited, but in the opinion of management, reflect all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results for the interim period. Accordingly, they do not include all information and notes required by generally accepted accounting principles for complete financial statements. The results of operations for interim periods are not necessarily indicative of results to be expected for the entire fiscal year or any other period. Mr. Certo, the Company's principal stockholder has the ability to significantly control the operations of the Company.

     The Company provides direct food service management services consisting of restaurant and vending operations throughout the United States of America. In addition, the Company is paid guaranteed revenues under contracts to operate vending and ATM machines at their restaurant locations.

NOTE 2 -  MERGER

     On August 4, 2005, The Certo Group Inc. ("TCG") with its wholly owned subsidiary The Certo Group LLC ("LLC") entered into an Agreement and Plan of Merger ("the Agreement") with NADS Acquisition Corp ("NADS"), a wholly owned subsidiary of National Diversified Services, Inc. Pursuant to the Agreement, which closed on August 9, 2005, TCG was merged into NADS. As consideration for the merger of the Company into NADS, National Diversified Services, Inc. issued 15,927,966 post-split shares of its common stock to TCG's sole shareholder. The above companies are collectively referred to as ("the Company").

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America and include the accounts of National Diversified Services, Inc., NADS, TCG and LLC. Intercompany accounts are eliminated in consolidation.

Fiscal Year

     The Company uses a 4/4/5 week reporting period ending on the last Saturday of the month in which the fiscal period ends.

Use of Estimates

     Preparing the Company's financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

     The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months, when purchased, to be cash equivalents.

Fair Value of Financial Instruments

     The Company's financial instruments are cash and cash equivalents, accounts receivable, accounts payable, and notes payable. The recorded values of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair values based on their short-term nature. The recorded values of notes payable approximate their fair values, as interest approximates market rates.

Concentrations of Credit Risk

     Financial instruments subject the Company to concentrations of credit risk. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of applicable government mandated insurance limits. With respect to accounts receivable, the Company limits credit risk by performing ongoing credit evaluations. Management does not believe significant risk exists in connection with the Company's concentrations of credit at September 24, 2005.

Accounts Receivable

     The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. Accounts receivable are presented on the consolidated balance sheet net of an allowance for doubtful accounts of $82,000 at September 24, 2005.

Inventories

     Inventories consist of food and related supplies. Inventories are recorded at the lower of cost (utilizing a method approximating first-in, first out method) or market value.

Property and Equipment

     Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The estimated useful lives for significant property and equipment categories are as follows:

     Computers and restaurant equipment           3 to 15 years
     Furniture and fixtures                       5 years
     Vehicles                                     5 years

Deferred Financing Costs

     Deferred financing costs represent legal and other fees associated with the issuance of the Company's debt and are being amortized over the term of the related debt.

Intangible Assets

     Intangible assets include goodwill and certain intangible property rights. Goodwill represents the excess of cost over the fair value of net identifiable assets acquired through the Company's various business acquisitions. The cost of acquired entities at the date of acquisition is allocated to identifiable assets and the excess of the total purchase price over the amounts assigned to identifiable assets is recorded as goodwill.

     The Company has adopted SFAS No. 142 "Goodwill and Other Intangible Assets". Under SFAS No. 142, management evaluates the recoverability of goodwill and other intangible assets with indefinite useful lives annually, or more frequently if events or changes in circumstances indicate that the carrying values might be impaired.

Impairment of Long-lived Assets

     The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment at September 24, 2005.

Revenue Recognition

     Revenue is recognized when services are provided or when products are delivered. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue received related to products that have not yet been delivered or to services that have not yet been rendered or are subject to refund until such time that the Company and the customer jointly determine that either the product has been delivered or the services have been rendered or that no refund will be required.

Pre-opening Costs

     Pre-opening costs, which primarily consist of rental expense through the date of opening for each restaurant location, are expensed as incurred.

Advertising Costs

     Advertising costs are expensed as incurred. Advertising expense totaled $21,525 and $14,146 for the nine months ended September 24, 2005 and September 25, 2004, respectively and $3,334 and $5,962 for the three months ended September 24, 2005 and September 25, 2004, respectively.

Income Taxes

     The Company accounts for income taxes using the liability method. Under the liability method deferred taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial purposes and the amounts used for income tax purposes.

     Prior to August 9, 2005, the Company elected to be treated as a sole proprietorship under the provisions of the Internal Revenue Code and as a result, income taxes were the responsibility of the individual shareholder.

Employee Benefit Plan

     In July of 2004, the Company implemented a pension plan for its salaried employees under the provisions of Section (401-K) of the Internal Revenue Code ("the Code"). Under the plan, employees can contribute the maximum allowable under the Code and the Company will match 10% of the employee contribution up to a maximum of $500 per employee. Total expense under the plan was $4,891 and $2,060 for the nine and three months ended September 24, 2005, respectively. There was no expense for the nine and three months ended September 25, 2004.

Loss Per Share

     Basic loss per share for the nine and three months ended September 24, 2005 is computed by dividing the net loss by the weighted-average number of shares exchanged (as adjusted retroactively for the reverse split, See Note
     10) for the 1,000 TCG shares actually outstanding (15,927,966 shares of common stock plus the 1,769,774 shares of common stock owned by the existing shareholders).

     Basic loss per share for the nine and three months ended September 25, 2004 is computed by dividing the net loss by the weighted-average number of shares exchanged (as adjusted retroactively for the reverse stock split, See Note 10) for the 1,000 TCG shares actually outstanding (15,927,966 shares of common stock).

Recently Issued Accounting Pronouncements

     In December 2004, the FASB issued Statement of Financial Standards No. 123 (revised 2004), Share-Based Payment ("SFAS No. 123 (R)"), which is a revision of SFAS No. 123. SFAS No. 123 (R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash flows. Generally, the approach to accounting for share-based payments in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. Pro forma disclosure of the fair value of share-based payments is no longer an alternative to financial statement recognition. SFAS No. 123(R) is effective for small public business issuers at the beginning of the first fiscal year beginning after December 15, 2005, or effective January 1, 2006 for the Company. The Company does not expect that SFAS No. 123(R) will have a material effect on future financial statements.

     Statement of Financial Accounting Standards No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4 (SFAS 151) was issued in November 2004 and becomes effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not expect that SFAS 151 will have any effect on future financial statements.

     Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29 (SFAS 153) was issued in December 2004 and becomes effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect that SFAS 153 will have any effect on future financial statements.

     Statement of Financial Accounting Standards No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3 (SFAS 154) was issued in May 2005 and becomes effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect that SFAS 154 will have any significant effect on future financial statements.

     Management does not believe that there are any other recently issued, but not yet effective, accounting pronouncements that would have a material effect on the accompanying consolidated financial statements.

NOTE 3 - PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at September 24, 2005:

     Computers and restaurant equipment               $       1,259,150
     Furniture and fixtures                                     202,964
     Vehicles                                                    14,075
     Leasehold improvements                                       2,400
                                                      -----------------
                                                              1,478,589
      Less accumulated depreciation                            (348,745)
                                                      -----------------
                                                      $       1,129,844
                                                      =================

NOTE 4 - NOTES PAYABLE

     Notes payable consist of the following at September 24, 2005:

     Notes payable consist of the following at September 24, 2005:

                    Note  payable  to  a  lending  institution,  is  part  of  a
                    $1,250,000  credit line.  $T875,000it line bears interest at the rate of 7.5% over  prime.  The note is payable  interest only until  March 1, 2007 when  monthly  payments of $30,000 are required through March 1, 2010 at which time the balance
                    becomes due and payable. The note is unsecured.               $  875,000

                    Note payable to an investment  company.  The note is secured by  substantially  a900,000ts  of the Company The note bears interest at 24% and is payable  interest only. The note will be repaid with proceeds  received  under the Standby  Equity
                    Distribution Agreement (See Note 8).                             900,000

                    Equipment  loan  due  in  monthly   installments   of  $422,
                    including  interest  at  15.8%14,960final   payment  due  in
                    December  2009.  The  note  is  secured  by  the  respective
                    equipment.                                                        14,960

                    Equipment loan payable in monthly  installments of $207 plus interest at the rate 10% through  January 2008.  The note is
                    secured by the respective equipment.                               3,842

                                       F-8

                    Unsecured loan payable to a bank due in monthly installments of  $466  with  interest  at 5.5%  with  final  payment  due
                    February 2006.                                                     2,370

                    Note  payable  to an  individual  in  connection  with asset purchase agreement.  The note bears  interest at the rate of
                    3.4% and is due in twelve  monthly  installments  of $4,167,
                    including interest. The note is unsecured.                        45,109

                    Note  payable  to an  individual  in  connection  with asset purchase agreement.  This bears interest at the rate of 3.4%
                    and is due in 24 monthly  installments  of $8333,  including
                    interest. The note is unsecured.                                 185,256

                    Convertible  Compansation  Debenture  due November 19, 2007,
                    net of $244,256 of imputed interest  included in addidtional paid in capital.  Interest  shall not accure unless there is an event of  default.  Upon  such  default,  interest  shall accrue  at the  rate of 12%  per  annum  on the  outstanding balance.  At  September  25,  2005 no event of  default  had occured.  The debenture is convertible into shares of common stock at a conversion price of $.80 per share,  however,  in no event shall the shares issued upon conversion exceed 4.9%
                    of the outstanding shares.                                       760,399


                                                                                    2,026,537
Less current portion                                                               (1,049,594)
                                                                                  -----------
Notes payable - long-term                                                         $ 1,737,342
                                                                                  ===========


Future maturities of long-term debt as of September 24, 2005 are as follows:

     Twelve-months Ending on or about September 24,

                            2006                            $ 1,049,594
                            2007                                394,061
                            2008                                364,370
                            2009                                218,512
                                                     -------------------
                                                            $ 2,026,537
                                                     ===================


     Interest expense amounted to $170,652 and $18,455 for the nine months ended September 24, 2005 and September 25, 2004, respectively and $82,044 and $9,740 for the three months ended September 24, 2005 and September 25, 2004, respectively.


NOTE 5 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consist of the following at September 24, 2005:



         Accounts payable                                $         857,894
         Accrued payroll and payroll taxes                         203,848
         Sales taxes payable                                        15,952
                                                         -----------------
                                                         $       1,077,694
                                                         =================

NOTE 6 - RELATED PARTY TRANSACTIONS

     The Company has a non-interest bearing note payable to the majority stockholder of LLC. The note payable has no specific terms of repayment. Effective January 2005, the note bears interest at 7.5% above the bank's lending rate. Total interest expense for the nine and three months ended September 24, 2005 amounted to $28,373 and $12,281, respectively. The noteholder has agreed not to demand payment prior to January 2006. The outstanding balance due under the note was $504,657 as of September 24, 2005. In addition, during the nine months ended September 24, 2005 and September 25, 2004, the Company paid $46,829 and $239,275, respectively, to an affiliated company, owned exclusively by the majority stockholder of LLC, for consulting services. At September 24, 2005 no amounts were receivable from or payable to this affiliated company.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

     Leases

     The Company leases office space and various food service locations under non-cancelable operating leases that expire in various periods through August 2010. Future minimum rental payments under these leases are as follows:

                 Twelve-months
                 Ending Near
                 September 24
                 -------------

                   2006                           $  97,392
                   2007                              97,392
                   2008                              35,653
                   2009                              34,404
                   2019                              31,537
                                                  ----------
                                                  $ 296,378
                                                  ==========


     Rent expense amounted to $71,681 and $35,063 for nine months ended September 24, 2005 and September 25, 2004, respectively and $24,821 and $12,109 for the three months ended September 24, 2005 and September 25, 2004, respectively.

     Consulting Agreement

     In connection with the above, the Company entered into a Consulting Agreement with George Rubin and with Morry F. Rubin (collectively, the "Consultants"), pursuant to which the Consultants would provide advice to the Company in connection with general business consulting services for a term of one year. In consideration for the services provided, the Company has agreed to pay the Consultants an aggregate fee of $85,000 and provide them with anti-dilution protection in connection with certain issuances of equity by the Company. In addition, the Company has granted the Consultants and certain other shareholders with registration rights.

     Operating Agreement

     The Company has entered into an agreement commencing on September 3, 2005 to manage and operate a cafeteria for employees and students of the International Academy of Design & Technology (the "Academy"). The agreement has an initial term of five years followed by automatic one-year renewal periods. The Company has the right to terminate the agreement at any time upon providing 45 days written notice. After the initial term, the Academy may terminate the agreement upon 90 days written notice. The Company must install all necessary equipment, which becomes the property of the Academy at the end of the term of the agreement. In connection with the agreement, the Company has entered into a five-year lease agreement for the premises. The lease required initial minimum monthly rental payments of $2,400 through August 31, 2005, followed by rental payments of $2,467 per month through August 31, 2008 and $2,867 per month through August 31, 2010.

 NOTE 8 - STOCKHOLDERS' EQUITY

          In addition to its outstanding common stock, the Company has authorized 10,000,000 shares of Series A convertible preferred stock with a par value of $.001 per share. Currently, there are no shares outstanding. Each share of preferred stock can be converted into one share of common stock and each share is entitled to one vote, voting together with the holders of shares of common stock.

     On April 28, 2005, the Company entered into a Standby Equity Distribution Agreement ("SEDA") with an Investment Company. Pursuant to the SEDA, the Company may periodically sell shares of its par $.001 value common stock, in maximum increments of $500,000 in a five-day period, to the Investment Company for a total purchase price of up to $20,000,000 or 9.9% of the then outstanding shares. For each share purchased by the Investment Company, the Company will receive 95% of the lowest volume weighted average price of the common stock as quoted by

     Bloomberg LP during the five consecutive trading days prior to the sale. Following any sale, the Company will return 10% of the proceeds received under the SEDA to the Investment Company. The 10% will be considered a cost of raising capital and will be treated as a reduction of proceeds and additional paid-in capital. The SEDA becomes effective at such time as the Company's common stock is registered with the Securities and Exchange Commission.

NOTE 9 - ASSET PURCHASE AGREEMENT

     In July and August 2005 the Company entered into an asset purchase agreement to acquire two retail businesses at a cost of approximately $400,000. In satisfaction of the purchase price, the Company made cash payments and has issued two promissory notes to a seller aggregating approximately $242,000. One of the notes, totaling approximately $193,000 and bears interest at 3.4% per annum, and is payable in 24 monthly installments that began on September 2, 2005. The other note of approximately $49,000 bears interest at 3.4% per annum, and is payable in 12 monthly installments that began on September 2, 2005.

NOTE 10 - SUBSEQUENT EVENTS

     Reverse Stock Split

     The Company filed a Certificate of Amendment to its Certificate of Incorporation that was effective November 10, 2005 to effect a reverse split of the issued and outstanding common shares of the Company, whereby every five shares of common stock held were exchanged for one share of common stock. As a result, while the authorized common stock of the Company remains at 100,000,000 shares, the issued and outstanding shares of common stock were decreased from 88,488,700 shares prior to the reverse stock split to 17,697,740 shares following the reverse stock split.

     Change of Name

     Effective November 10, 2005, the Company's name changed from National Diversified Services Inc. to The Certo Group Corp.

     Convertible Debenture

     On November 18, 2005, in connection  with the  cancellation of a promissory note in the principal amount of $900,000 to Montgomery Equity Partners, Ltd., the payment of a termination fee for the termination of that certain Standby Equity Distribution Agreement with Cornell Capital Partners, L.P., dated April 28, 2005 and the payment of an additional $1,200,000 of financing, the Company issued a Convertible Debenture, in the principal amount of $2,250,000, to Montgomery Equity Partners, Ltd. The Convertible Debenture has a term of two years, accrues interest at 10% per annum and is convertible into common stock at a price per share equal to the lesser of $0.80 or 75% of the lowest closing bid price of the common stock for the 5 trading days immediately preceding the conversion date. Montgomery Equity Partners, Ltd may not convert the debenture for a number of shares of common stock in excess of that number of shares of common stock which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of our common stock following such conversion. In addition to the issuance of the Convertible Debenture we issued to Cornell Capital Partners, L.P. a warrant to purchase 250,000 shares of our common stock in connection with the foregoing transaction.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
The Certo Group Corp.
Piscataway, New Jersey

We have audited the accompanying balance sheets of The Certo Group Corp., as of December 25, 2004 and December 27, 2003 and the related statements of losses, deficiency in stockholder's equity , and cash flows for the years then ended. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the balance sheets referred to above present fairly, in all material respects, the financial position of The Certo Group Corp., as of December 25, 2004 and December 27, 2003 and the results of operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                   /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                   --------------------------------------------
                                   Russell Bedford Stefanou Mirchandani LLP
                                   Certified Public Accountants


New York, New York
April 18, 2005,
 except for Note 13 as to which the date is February 13, 2006

                              THE CERTO GROUP CORP.
                                  Balance Sheet
                  As of December 25, 2004 and December 27, 2003
-------------------------------------------------------------------------------------------------------------------


                                                                                    2004                       2003
                                                                                    ----                       ----
Assets

Current Assets:
     Cash and cash equivalents                                             $      47,385               $     36,996
     Accounts receivable                                                         468,008                    481,100
     Inventories                                                                 275,742                    255,844
     Other current assets                                                         11,935                      7,302
                                                                            ------------               ------------
         Total Current Assets                                                    803,070                    781,242

Property and Equipment (Net of
     Accumulated Depreciation)                                                   923,623                    985,305

Other Assets                                                                      23,484                     21,484
                                                                            ------------               ------------

         Total                                                              $  1,750,177               $  1,788,031
         -----                                                              ============               ============

Liabilities and Deficiency in Stockholder's Equity

Current Liabilities:
     Accounts payable                                                       $    837,137               $    828,884
     Notes payable                                                               236,856                    306,565
     Other current liabilities                                                   230,507                    362,456
                                                                            ------------               ------------
         Total Current Liabilities                                             1,304,500                  1,497,905
                                                                            ------------               ------------

Long - Term Liabilities:
     Notes payable                                                                98,187                    186,922
     Note payable - member/stockholder                                           446,388                    145,311
                                                                            ------------               ------------
         Total Long Term Liabilities                                             544,575                    332,233
                                                                            ------------               ------------

Commitments and Contingencies:

Deficiency in Stockholder's Equity (Note13) : Common Stock, $.001 par value;
     Authorized - 100,000,000 shares; issued and outstanding - 15,927,966
     shares                                                                       15,928                     15,928
     Additional paid-in capital                                                  134,072                    134,072
     Accumulated deficit                                                        (248,898)                  (192,107)
                                                                            ------------               ------------

         Total Deficiency in Stockholder's Equity                                (98,898)                   (42,107)
                                                                            ------------               ------------
     Total Liabilities and Stockholder's/Member's Deficiency                $  1,750,177               $  1,788,031
                                                                            ============               ============

                 See accompanying notes to financial statements.

                                      F-14

                              THE CERTO GROUP CORP.
                               Statement of Losses
           For the Years Ended December 25, 2004 and December 27, 2003
---------------------------------------------------------------------------------------------------




                                                        (2004)                             (2003)
                                                        ------                             ------
Net Sales                                           $ 10,036,804                       $  9,595,300
   Cost of sales                                       8,345,668                          8,046,097
                                                    ------------                      -------------
   Gross Profit                                        1,691,136                          1,549,203
                                                    ------------                      -------------

Operating Expenses:
   Depreciation expense                                  124,880                            120,513
Selling, general and administrative expenses           1,711,846                          1,586,409
                                                    ------------                      -------------
         Total Operating Expenses                      1,836,726                          1,706,922
                                                    ------------                      -------------
Loss from Operations                                    (145,590)                          (157,719)
Other income                                              88,799                            115,612
                                                    ------------                      -------------

Net (loss)                                          $    (56,791)                     $     (42,107)
----------                                          =============                     =============

Basic loss per common share                         $          -                      $           -

Weighted average number of
common shares outstanding (Note 13)                   15,927,966                         15,927,966



                 See accompanying notes to financial statements

                              THE CERTO GROUP CORP.
                 Statement of Deficiency in Stockholder's Equity
           For the Years Ended December 25, 2004 and December 27, 2003
-----------------------------------------------------------------------------------------------------------


                                                                                               Total
                                        Common Stock       Additional Paid    Accumulated   Stockholder's
                                   Outstanding   Amount    in Capital           Deficit     Deficiency
                                   ------------------------------------------------------------------------

         2003
         ----
Balance at December 29, 2002       15,927,966   $ 15,928   $   134,072      $  (150,000)     $           -
                                   ------------------------------------------------------------------------

Net (loss)                                      $      -   $         -      $   (42,107)     $     (42,107)
                                   ------------------------------------------------------------------------


Balance at December 27, 2003       15,927,966   $ 15,928   $   134,072      $  (192,107)     $     (42,107)
-----------------------------------------------------------------------------------------------------------



Balance at December 28, 2003       15,927,966   $ 15,928    $  134,072      $  (192,107)     $     (42,107)
                                   ------------------------------------------------------------------------


Net (loss)                                      $      -    $        -      $   (56,791)     $     (56,791)
                                   ------------------------------------------------------------------------


Balance at December 25, 2004       15,927,966   $ 15,928    $   134,072     $  (248,898)     $     (98,898)
-----------------------------      ------------------------------------------------------------------------

                 See accompanying notes to financial statements


                              THE CERTO GROUP CORP.
                             Statement of Cash Flows
           For the Years Ended December 25, 2004 and December 27, 2003
-------------------------------------------------------------------------------------------------------------------
                                                                                         2004                  2003
                                                                                         ----                  ----
Cash Flows from Operating Activities:
     Net (loss)                                                                  $    (56,791)       $      (42,107)
                                                                                 ------------        --------------
Adjustments to reconcile net loss to net cash
     (used in) provided by operating activities:
     Depreciation                                                                     124,880               120,513
Changes in Operating Assets and Liabilities:
     Decrease (increase) in accounts receivable                                        13,092              (481,100)
     Increase in inventories                                                          (19,898)             (255,844)
     Increase in other current assets                                                  (4,633)               (7,302)
     Increase in other assets                                                          (2,000)              (21,484)
     Increase in accounts payable                                                       8,253               828,884
     (Decrease) increase in other current liabilities                                (131,949)              362,456
                                                                                 ------------        --------------
         Total Adjustments                                                            (12,255)              546,123
                                                                                 ------------        --------------
Net Cash (Used in) Provided by Operating Activities                                   (69,046)              504,016
                                                                                 ------------        --------------
Cash Flows from Investing Activities:
     Payments for purchase of equipment                                               (63,198)              (48,559)
                                                                                 ------------        --------------
Net Cash Used in Investing Activities                                                 (63,198)              (48,559)
                                                                                 ------------        --------------
Cash Flows from Financing Activities:
     (Payments for) proceeds from notes payable                                      (158,444)               15,218
     Payments to related parties                                                            -              (439,657)
     Proceeds from note payable -stockholder                                          301,077                 5,978
                                                                                 ------------        --------------
Net Cash (Used in) Provided by Financing Activities                                   142,633              (418,461)
                                                                                 ------------        --------------

Net Increase in Cash and Cash Equivalents                                              10,389                36,996
Cash and cash equivalents at beginning of the year                                     36,996                     -
                                                                                 ------------        --------------

         Cash and Cash Equivalents at End of the Year                            $     47,385        $       36,996
         --------------------------------------------                                ========             =========
Supplemental Disclosures for Cash Flow Information:
     Cash paid during the year for interest                                      $     29,744        $       12,200
     Cash paid during the year for taxes                                         $          -        $            -

Non Cash Investing and Financing Activities:
     Acquired equipment at historical cost from related party                                        $    1,057,259
     Assumed third party loan obligations from related party                                                168,414
      Assumed loan obligation to stockholder from related party                                             449,188
     Amount payable to related parties                                                                      439,657


                 See accompanying notes to financial statements

                              THE CERTO GROUP CORP.
                          Notes to Financial Statements
           For the Years Ended December 25, 2004 and December 27, 2003
--------------------------------------------------------------------------------

Note 1     Summary of Significant Accounting Policies
           ------------------------------------------

     The Certo Group Corp. (,"TCG", or the "Company") is the sole owner of a single member Limited Liability Company formed in the State of New Jersey in December 2001. The Company commenced operations in January 2003. The summary of significant policies of the Company are presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements. The accompanying financial statements have been restated, retroactively, to reflect the Company's merger and recapitalization with National Diversified Services, Inc. ("NADS") subsequent to the date of the financial statements. (See Note 13)


Business activity
-----------------

     The Company operates restaurant and vending operations for its customers throughout the United States of America. In addition to direct food service management revenues, the Company is contracted and operates vending and ATM's throughout their locations for which they are paid guaranteed revenues.

Fiscal Year
-----------

     The Company uses a 4/4/5 week reporting period ending on a Saturday. Fiscal year ends were December 25, 2004 and December 27, 2003.

Cash and cash equivalents
-------------------------

     For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Fair value of financial instruments
-----------------------------------

     Statement of Financial Accounting Standards No. 107,"Disclosures About Fair Value of Financial Instruments requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Concentrations of credit risk
-----------------------------

     Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and accounts receivable. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of applicable government mandated insurance limits. With respect to accounts receivable, the Company limits credit risk by performing ongoing credit evaluations. Management does not believe significant risk exists in connection with the Company's concentration of credit at December 25, 2004.

Accounts receivable
-------------------

     Accounts receivable represents amounts due to the Company for services provided in connection with its restaurant and vending operations. Management closely monitors its accounts receivable and establishes an allowance for doubtful accounts based on current credit considerations. At December 25, 2004 and December 27, 2003, no allowance for doubtful accounts was deemed necessary.

Accounting for bad debts and allowances
---------------------------------------

     Bad debts and allowances are provided based upon historical experience and management's evaluation of outstanding accounts receivable.

Inventory valuation
-------------------

     Inventories consist of food and related supplies. Inventories are recorded (utilizing a method approximating first-in, first out method) at the lower of cost or market value.

Property and equipment
----------------------

     Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. The Company provides depreciation for property and equipment using the straight-line method over the estimated useful lives of the relative assets. Major betterment and repairs are capitalized while normal maintenance and repairs are charged to expenses as incurred.

Long-lived assets
-----------------

     The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Pre-opening costs
-----------------

     Pre-opening costs are expensed as incurred.

Income taxes
------------

No provision for federal or state income taxes have been provided since the Company operated and was organized as Limited Liability company whose earning are the tax liability of its member during the periods presented(see Note 13) . Subsequent to the date of the merger with NADS (see Note 13), the Company implemented the provisions on Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires that income tax accounts be computed using the liability method. Deferred taxes are determined based upon the estimated future tax effects of differences between the financial reporting and tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws.

Use of estimates
----------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

Pension benefits
----------------

     In July of 2004, the Company implemented a pension plan for its salaried employees under the provisions of Section (401-K) of the Internal Revenue Code ("the Code"). Under the plan, employees can contribute the maximum allowable under the Code and the Company will match 10% of the employee contribution up to a maximum of $500 per employee. Total expense under the non-union plan amounted to $1,141 for the year ended December 25, (2004).

Advertising
-----------

     The Company follows the policy of charging the costs of advertising expenses incurred. The Company incurred $16,631 and $7,478 of advertising costs for the years ended December 25, 2004 and December 27, 2003, respectively.

Liquidity
---------

     As shown in the accompanying financial statements, the Company incurred a net loss of $56,791 during the year ended December 25, 2004 and $42,107 during the year ended December 27, 2003. The Company's current liabilities exceeded its current assets by $501,430 as of December 25, 2004.

Revenue recognition
-------------------

     Revenues are recognized in the period that services are provided. For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION ("SAB104"), which superceded Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or for which services have not been rendered or are subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or services have been rendered or no refund will be required.

     SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), MULTIPLE-DELIVERABLE REVENUE ARRANGEMENTS. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's financial position and results of operations was not significant.

     Revenue is recognized when services are provided.

Comprehensive income
--------------------

     Statement  of  Financial   Accounting   Standards  No.  130  ("SFAS  130"),
"Reporting Comprehensive Income," establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

Segment information
-------------------

     Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's principal operating segment.

Stock based compensation
------------------------

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 27, 2003 and will adopt the interim disclosure provisions for its financial reports for the subsequent periods. The Company has no employees stock based awards issued and outstanding as of December 25, 2004 and December 27, 2003.

Recent accounting pronouncements
--------------------------------

SFAS 123R. On March 31, 2004 the Financial Accounting Standards Board ("FASB") issued its exposure draft, "Share-Based Payments", which is a proposed amendment to SFAS 123. The exposure draft would require all share-based payments to employees, including grants of employee stock options and purchases under employee stock purchase plans, to be recognized in the statement of operations based on their fair value. The FASB issued the final standard in December 2004 that is effective for public companies for interim and annual periods beginning after June 15, 2005. The Company has not yet assessed the impact of adopting this new standard.

FAS 129-1. In April 2004, the FASB issued FASB Staff Position (FSP) 129-1, "Disclosure Requirements under SFAS 129, "Disclosure of Information about Capital Structure," Relating to Contingently Convertible Securities." The FSP interprets how the disclosure provisions of SFAS 129 apply to contingently convertible securities and their potentially dilutive effect on earnings per share. The Company is in a loss, therefore, adoption of this FSP did not have a material effect on the Company's financial position, results of operations, or cash flows.

EITF 04-08. In September 2004, the Emerging Issues Task Force issued EITF 04-08 "The Effect of Contingently Convertible Debt on Diluted Earnings Per Share." EITF 04-08 requires companies to include in diluted earnings per share, on the if-converted method, any shares of our common stock into which debt of the Company may be converted, regardless of whether the conversion threshold has been met. The Company adopted this standard as of September 2004. The Company has reported per share losses for all periods contained in this report. Since inclusion of additional shares would be anti-dilutive, no change to the Company's historical results is required, therefore, adoption of this EITF did not have a material effect on the Company's financial position, results of operations, or cash flows.

SFAS 151. In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs-- an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

SFAS 152. In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

SFAS 123R. On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised
2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the third quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

SFAS 153. On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

Note 2     Accounts Receivable
           -------------------

          At December 25, 2004 and December 27, 2003, accounts receivable are as follows:

                                                                          2004                     2003
                                                                          ----                     ----

              Total                                               $    468,008                $ 481,100
              -----                                                    ========                 =======

              These accounts receivable are pledged to the bank.

Note 3     Inventories
           -----------

          At December 25, 2004 and December 27, 2003, inventories consist of the following:

                                                                          2004                     2003
                                                                          ----                     ----
              Inventories on hand                                 $    275,742                $ 255,844
                                                                       =======                  =======

              The inventories are pledged to bank (See Note 7).


                                      F-23

Note 4     Other Current Assets
           --------------------

          At December 25, 2004 and December 27, 2003, other current assets consist of the following:

                                                                        2004                       2003
                                                                        ----                       ----

              Prepaid insurance                                   $   10,045                  $   3,752
              Prepaid expenses                                         1,890                      3,550
                                                                    --------                      -----

              Total                                               $   11,935                  $   7,302
              -----                                                 ========                     ======

              The other current assets are pledged to the bank.

Note 5     Property and Equipment
           ----------------------

          At December 25, 2004 and December 27, 2003, property and equipment consists of the following:

                                                                          2004                         2003
                                                                          ----                         ----
              Computers and restaurant equipments                 $    976,914                $     933,763
              Furniture and fixtures                                   178,027                      172,055
              Vehicles                                                  14,075                            -
                                                                   -----------                -------------
                                                                     1,169,016                    1,105,818
              Less: accumulated depreciation                           245,393                      120,513
                                                                   -----------                -------------

              Total                                               $    923,623                $     985,305
              -----                                                ===========                =============

          Total  deprecation  expense  for the  year  ended  December  25,  2004 amounted to $124,880 of which  $1,744  related to  equipment  under  capitalized lease. For the year ended December 27, 2003, depreciation amounted to $120,513.

              These property and equipment are pledged to the bank.

Note 6     Other Assets
           ------------

          At December 25, 2004 and December 27, 2003, the other assets consist of the following:


                                                                        2004            2003
                                                                        ----            ----

              Security deposits                                   $   23,484       $  21,484
                                                                   ---------       ---------


                                      F-24

Note 7     Notes Payable
           -------------

              At December 25, 2004 and December 27, 2003 notes payable consist of the following:

                                                                                          2004                 2003
                                                                                          ----                 ----

                    (a)  Loan payable to a financial  institution due in monthly installments  of $8,333 plus  interest at 4.55% through
                         October 2006. The loan is secured by substantially  all
                         assets of the company.  The loan was repaid in January,
                         2005                                                        $  183,333          $   283,333

                    (b)  Note  payable  represents  amounts  due to a  financial institution  under a $100,000 credit line. The interest
                         rate on outstanding  borrowing was LIBOR plus 7.4%. The
                         credit line expired in December 2004, and was repaid in
                         January  of  2005.  The  credit  line  was  secured  by
                         substantially   all  assets  of  the  Company  and  was
                         personally    guaranteed   by   the   Company's    sole
                         /stockholder.                                                   97,949               99,481


                    (c)  Unsecured,   non  interest  bearing  note,  payable  in
                         monthly  installment  of  $8,458.  The  note  is due in
                         January 2005 (See Note 9).                                     30,000               100,748

                    (d)  Capitalized    lease    obligation   due   in   monthly
                         installments  of $422 including  interest of 15.8% with
                         final  payment due in December  2009.  At December  25,
                         2004, the  capitalized  cost of $17,443 and accumulated
                         depreciation  of $1,744 is  included  in  property  and
                         equipment.                                                     17,443                     -


                    (e)  Unsecured  loan  payable  to  a  bank  due  in  monthly installments  of $466 with  interest at 5.5% with final
                         payment due February 2006.                                      6,318                 9,925
                                                                                      --------              --------


                         Total                                                         335,043               493,487
                         -----

                  Less: notes payable - current                                        236,856               306,565
                                                                                      --------              --------

                  Notes Payable - Long Term                                       $     98,187           $   186,922
                  -------------------------                                           ========              ========

          For the years ended December 25, 2004 and December 27, 2003, total interest expense amounted to $29,744 and $12,200, respectively.

              Maturities of notes payable for next five years are as follow:

              Twelve Months Ending

              December, 2005                                                                             $  236,856
                        2006                                                                                 87,722
                        2007                                                                                  3,489
                        2008                                                                                  3,488
                        2009                                                                                  3,488
                                                                                                           --------
              Total                                                                                      $  335,043
              -----                                                                                        ========


                                      F-25

Note 8     Other Current Liabilities
           -------------------------

          At December 25, 2004 and December 27, 2003, other current liabilities consist of the following:

                                                                                          2004                 2003
                                                                                          ----                 ----

              Accrued payroll and taxes                                             $  174,732           $  300,029
              Sales taxes - payable                                                     55,775               62,427
                                                                                     ---------            ---------

              Total                                                                 $  230,507           $  362,456
              -----                                                                  =========            =========

Note 9     Related Party Transactions
           --------------------------

              The Company has following transactions with the stockholder/entities under common control which are controlled by the Company/member/stockholder/entities under common control of the company.

              (a) The Company has non-interest note payable to sole stockholder with no specific terms of repayment. The stockholder has agreed not to demand payment prior to January 2006. For the years ended December 25, 2004 and December 27, 2003, the balance outstanding was $446,388 and $145,311, respectively.

              (b) Prior to the commencement of operations in January 2003, the Company recorded the following assets and liabilities that were transferred from companies under common control of the Company's sole stockholder. All items were recorded at the transferring company's recorded values:

                    Cash                                                                      $17,637
                    Inventory                                                                 211,758
                    Equipment                                                               1,057,259
                    Security Deposits                                                          31,602
                    Assumed notes payable to third parties (See Note 7)                      (168,414)
                    Assumed note payable to stockholder                                      (449,188)
                    Amounts payable to related parties                                       (700,654)

              In  addition,  during  the  years  ended  December  25,  2004  and
              December 27, 2003, the Company paid $231,781 and $205,501, respectively, to an affiliated company, owned exclusively by the Company's sole stockholder, for consulting services. For the years ended December 25, 2004 and December 27, 2003, there was no amounts receivable from or payable this party.

Note 10    Economic Dependency
           -------------------

          For the years ended December 25, 2004 and December 27, 2003, purchases from major suppliers were as follows:

                                                                   2004                          2003
                                                                   ----                          ----
                                                    #             Amount       %       #        Amount            %
                                                    -             -------      -       -        ------            -
              Major suppliers                       2       $   2,341,637     61       1      $ 1,280,583        35

Note 11    Commitments and Contingencies
           ------------------------------

          The Company leases its office under a non-cancelable operating lease expiring in July 2007. During the years ended December 25, 2004 and December 27, 2003, the rent expense was $46,860 and $46,682, respectively.

               Future minimum rental payments under these leases are as follows:


Twelve Months Ending
              December

              2005                                            $   64,833
              2006                                                72,906
              2007                                                44,268
                                                                  ------

              Total                                            $ 182,007
              -----                                              =======


               Additionally, the Company is obligated to pay certain real estate taxes and other expenses under the lease terms.

Note 12    Other Income
           ------------

               Other income is comprised of the following:
                                                                            2004                       2003
                                                                            ----                       ----

                Sale of units                                      $      80,000              $      57,500

                Opening cost reimbursements                                8,799                     17,177

                Insurance claim reimbursement                                  -                     40,935
                                                                    ------------               ------------
                     Total                                         $      88,799              $     115,612
                     -----                                          ============               ============

Note 13    Subsequent Event
           ----------------

Capital Restructure
-------------------

     On August 4, 2005, The Certo Group Corp. ("TCG") with its wholly owned subsidiary The Certo Group LLC ("LLC") entered into an Agreement and Plan of Merger ("the Agreement") with National Diversified Services, Inc ("NADS") ("NADS"), , an inactive publicly-held corporation with no significant assets or operations. . In accordance with SFAS No. 141, The Certo Group Corp. was the acquiring entity. While the transaction is accounted for using the purchase method of accounting, in substance the Agreement is a recapitalization of The Certo Group Corp.'s capital structure. As consideration for the merger of the Company into NADS, National Diversified Services, Inc. issued 15,927,966 post-split shares of its common stock to TCG's sole shareholder.


For accounting purposes, The Certo Group Corp. has accounted for the transaction as a reverse acquisition and the Company shall be the surviving entity. The Certo Group Corp. did not recognize goodwill or any intangible assets in connection with the transaction.

Effective with the Agreement, all previously outstanding equity interests owned by The Certo Group Corp.'s owners were exchanged for an aggregate of 15,927,966 shares of NADS's common stock . The value of the stock that was issued was the historical cost of the Company's net tangible assets, which did not differ materially from their fair value.

Effective with the Agreement, The Certo Group Corp. became a wholly-owned subsidiary of NADS.

     The accompanying financial statements present the historical financial condition, results of operations and cash flows of The Certo Group Corp. prior to the merger with NADS. In addition, the accompanying financial statements have been retroactively adjusted to reflect the issuance of the shares of common stock to the owner of The Certo Group Corp. in exchange for his equity interest as of the beginning of the periods presented.





     Effective November 10, 2005, the Company's name changed from National Diversified Services Inc. to The Certo Group Corp.

                                Up to 22,596,420
                                    Shares of
                                  Common Stock

                                       of

                              The Certo Group Corp.





                                   PROSPECTUS




                 The date of this prospectus is __________, 2005

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has sole discretion to indemnify our officers and other employees. We may limit the extent of such indemnification by individual contracts with our directors and executive officers, but have not done so. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

             Nature of Expense                                    Amount
                                                                  ------
             SEC Registration fee                              $1,912.88
             Accounting fees and expenses                      10,000.00*
             Legal fees and expenses                           40,000.00*
                                                              ----------
                   TOTAL $51,912.88*

              * Estimated

Item 26.  Recent Sales of Unregistered Securities.

     The following information is given with regard to unregistered securities sold by us during the past three years, including the dates and amounts of securities sold, the persons to whom we sold the securities, the consideration received in connection with such sales and, if the securities were issued or sold other than for cash, the description of the transaction and the type and amount of consideration received.

     Pursuant to an Agreement and Plan of Merger dated August 4, 2005, which closed on August 9, 2005, the Company issued 79,639,830 shares of common stock to Dominic Certo. This issuance of common stock is exempt from the registration requirements under Rule 4(2) of the Securities Act of 1933, as amended.

     On August 19, 2005, in connection with the merger of The Certo Group, Inc. ("Certo") into NADS Acquisition Corp., our wholly owned subsidiary, executed an Assignment and Assumption Agreement agreeing to assume all rights and obligations of The Certo Group, Inc pursuant to that certain Standby Equity Distribution Agreement with Cornell Capital Partners, L.P., dated April 28, 2005. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $20,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 95% of the lowest volume weighted average price of the common stock as quoted on Bloomberg LP during the five consecutive trading days immediately following the notice date.

     We have agreed to pay Cornell Capital Partners, L.P. 10% of the proceeds that we receive under the Standby Equity Distribution Agreement. In addition, upon execution of the Assignment and Assumption Agreement, we paid Cornell Capital Partners a commitment fee in the amount of $990,000, which was paid by the issuance of a convertible debenture in the principal amount of $990,000. The convertible debenture has a term of fifteen months, accrues interest at 12% and is convertible into our common stock at a price per share of $0.16. Cornell Capital Partners may not convert the debenture for a number of shares of common stock in excess of that number of shares of common stock which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of our common stock following such conversion.

     On November 18, 2005, in connection  with the  cancellation of a promissory note in the principal amount of $900,000 to Montgomery Equity Partners, Ltd., the payment of a termination fee for the termination of that certain Standby Equity Distribution Agreement with Cornell Capital Partners, L.P., dated April 28, 2005 and the payment of an additional $1,200,000 of financing, we issued a Convertible Debenture, in the principal amount of $2,250,000, to Montgomery Equity Partners, Ltd. The Convertible Debenture has a term of two years, accrues interest at 10% and is convertible into our common stock at a price per share equal to $0.80 until such time as our securities have been quoted on a principal market for 30 days, thereafter it is convertible into our common stock at a price per share equal to the lesser of $0.80 or 75% of the lowest closing bid price of the our common stock for the 5 trading days immediately preceding the conversion date. Montgomery Equity Partners, Ltd may not convert the debenture for a number of shares of common stock in excess of that number of shares of common stock which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of our common stock following such conversion. In addition to the issuance of the Convertible Debenture we issued to Cornell Capital Partners, L.P. a warrant to purchase 250,000 shares of our common stock in connection with the foregoing transaction.

     On December 12, 2005, we issued an aggregate of 1,415,820 shares of common stock, par value $0.001 per share, to certain investors for services provided to the Company in connection with the financing obtained by us from Montgomery Equity Partners, Ltd. The issuance of the aforementioned securities were exempt from the registration requirements under Rule 4(2) of the Securities Act of 1933, as amended.


Item 27.  Exhibits.

     The following exhibits are included as part of this Form SB-2.

Exhibit
Number                              Description
------- ------------------------------------------------------------------------
2.1 Agreement and Plan of Merger (incorporated by reference to the exhibits to Registrants Form 8-K filed on August 11, 2005)
3.1 Certificate of Incorporation (incorporated by reference from Registration No. 99080 which was filed in a Registration Statement on Form S-18)
3.2 Amendment to Certificate of Incorporation Agreement and Plan of Merger (incorporated by reference to the exhibits to Registrants Form 8-K filed on August 2, 2005)
3.3 Certificate of Amendment to Articles of Incorporation (incorporated by reference to the exhibits to Registrants Form 8-K filed on November 14,
        2005)
3.4 Bylaws (incorporated by reference from Registration No. 99080 which was filed in a Registration Statement on Form S-18)
5.1     Opinion and Consent of Sichenzia Ross Friedman Ference LLP.
10.1 Consulting Agreement by and between National Diversified Services, Inc. and George Rubin (incorporated by reference to the exhibits to Registrants Form 8-K filed on August 15, 2005)
10.2 Consulting Agreement by and between National Diversified Services, Inc. and Morry F. Rubin (incorporated by reference to the exhibits to Registrants Form 8-K filed on August 15, 2005)
10.3 Registration Rights Agreement by and among National Diversified Services, Inc., George Rubin, Morry Rubin, Alan Goldberg, Lester Morse, Steven Morse and Adrienne Grody (incorporated by reference to the exhibits to Registrants Form 8-K filed on August 15, 2005)
10.4 $990,000 principal amount Compensation Debenture, dated August 19, 2005, issued by National Diversified Services, Inc to Cornell Capital Partners, LP, in connection with the Standby Equity Distribution Agreement (incorporated by reference to the exhibits to Registrants Form 8-K filed on August 25, 2005)
10.5 Asset Purchase Agreement, by and between The Certo Group, LLC and J&J Bagel Enterprises, Inc. (incorporated by reference to the exhibits to Registrants Form 8-K filed on November 14, 2005)
10.6 $2,250,000 principal amount Convertible Debenture, dated November 18, 2005, issued by The Certo Group Corp. to Montgomery Equity Partners, Ltd. (incorporated by reference to the exhibits to Registrants Form 8-K filed on November 23, 2005)
10.7 Warrant in the name of Cornell Capital Partners, L.P. dated November 18, 2005 (incorporated by reference to the exhibits to Registrants Form 8-K filed on November 23, 2005)
10.8 Registration Rights Agreement, dated November 18, 2005, by and between The Certo Group Corp. and Montgomery Equity Partners, Ltd. (incorporated by reference to the exhibits to Registrants Form 8-K filed on November 23, 2005)

10.9 Escrow Agreement, dated November 18, 2005, by and between The Certo Group Corp. and David Gonzalez, Esq. (incorporated by reference to the exhibits to Registrants Form 8-K filed on November 23, 2005)
10.10 Security Agreement, dated November 18, 2005, by and between The Certo Group Corp c. and Montgomery Equity Partners, Ltd. (incorporated by reference to the exhibits to Registrants Form 8-K filed on November 23,
        2005)
21.1    Subsidiaries of the Company.
23.1    Consent of Russell Bedford Stefanou Mirchandani LLP
23.2    Consent of Sichenzia Ross Friedman Ference LLP  (incorporated in Exhibit
        5.1).

Item 28.  Undertakings.

     The undersigned registrant hereby undertakes to:

     (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

        (i)  Include  any  prospectus   required  by  Section  10(a)(3)  of  the
Securities Act of 1933, as amended (the "Securities Act");

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

        (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


     (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

        (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

        (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

        (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

        (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Piscataway, New Jersey on February 14, 2006.

                  THE CERTO GROUP CORP.


                  By: /s/ Dominic Certo
                      ----------------------------------------
                           Dominic Certo
                           President, Chief Executive Officer and Director (Principal Executive Officer)

                  By: /s/ George Kaden
                      ----------------------------------------
                           George Kaden
                           Chief Financial Officer (Principal Financial and Accounting Officer)



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Title                                     Date

/s/ Dominic Certo                             President, Chief Executive Officer and    February 14, 2006
------------------------------------          Director (Principal Financial and
Dominic Certo                                 Accounting Officer)

/s/ George Kaden                              Chief Financial Officer (Principal        February 14, 2006
------------------------------------
George Kaden                                  Financial and Accounting Officer)
